As filed with the U.S. Securities and Exchange Commission on September 6, 2024.
Registration No. 333-281807

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO.1 TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WESTROCK COFFEE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	2080	80-0977200
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)
4009 N. Rodney Parham Rd.
4th Floor
Little Rock, Arkansas 72212
Telephone: (501) 975-1514
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert P. McKinney
4009 N. Rodney Parham Rd.
4th Floor
Little Rock, Arkansas 72212
Telephone: (501) 918-9358
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Brandon C. Price, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 Telephone: (212) 403-1000	Derek J. Dostal, Esq. Byron B. Rooney, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer) ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this document may change. The registrant may not complete the offer and issue these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This document is not an offer to sell these securities and it is not soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation, or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
PROSPECTUS/OFFER TO EXCHANGE
WESTROCK COFFEE COMPANY
Offer to Exchange Warrants to Acquire Shares of Common Stock
of
Westrock Coffee Company
for
Shares of Common Stock
of
Westrock Coffee Company
and
Consent Solicitation
THE OFFER PERIOD (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON September 26, 2024, OR SUCH LATER TIME AND DATE TO WHICH WE MAY EXTEND.
Terms of the Offer and Consent Solicitation
Until the Expiration Date (as defined below), we are offering to the holders of our outstanding warrants (collectively, the “warrants”) to purchase shares of common stock, par value $0.01 per share (“common shares”), of Westrock Coffee Company, a Delaware corporation (the “Company”), the opportunity to receive 0.290 common shares in exchange for each of our outstanding warrants tendered by the holder and exchanged pursuant to the offer (the “Offer”).
The Offer is being made to all holders of our warrants, including the public warrants and the private placement warrants. The warrants are governed by the amended and restated warrant agreement, dated as of August 25, 2022, by and between the Company and Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, as warrant agent (the “Warrant Agreement”). Our common shares and public warrants are listed on the Nasdaq Global Market (the “Nasdaq”) under the symbols “WEST” and “WESTW,” respectively. As of September 5, 2024, a total of 17,118,063 public warrants and 2,026,046 private placement warrants, respectively, were outstanding. Pursuant to the Offer, we are offering up to an aggregate of 5,551,792 common shares in exchange for all of our outstanding warrants.
Each warrant holder whose warrants are exchanged pursuant to the Offer will receive 0.290 common shares for each warrant tendered by such holder and exchanged. No fractional common shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid in cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our common shares on the Nasdaq on the last trading day of the Offer Period, less any applicable withholding taxes. Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered warrants.
Concurrently with the Offer, we are also soliciting consents (the “Consent Solicitation”) from holders of the warrants to amend the Warrant Agreement (such amendment, the “Warrant Amendment”), to permit the Company to require that (x) each public warrant that is outstanding upon the closing of the Offer be exchanged for 0.261 common shares, which is a ratio 10% less than the exchange ratio applicable to the Offer and (y) each private placement warrant that is outstanding upon the closing of the Offer be exchanged for 0.261 common shares, which is a ratio 10% less than the exchange ratio applicable to the Offer. Pursuant to the terms of the Warrant Agreement, all except certain specified modifications or amendments require the vote or written consent of holders of 50% of the then outstanding public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the Warrant Agreement with respect to the private placement warrants, 50% of the number of then outstanding private placement warrants. Therefore, if we receive the consent of 50% of the holders of the public warrants with respect to the Warrant Amendment we will be able to adopt the Warrant Amendment with respect to the public warrants, regardless of the percentage of private placement warrants that consent to the Warrant Amendment. Similarly, if we receive the consent of 50% of the holders of the private placement warrants with respect to the Warrant Amendment we will be able to adopt the Warrant Amendment with respect to the private placement warrants, regardless of the percentage of public warrants that consent to the Warrant Amendment.
Parties representing approximately 48.8% of our outstanding public warrants and 95.0% of our outstanding private placement warrants have agreed to tender their public warrants and private placement warrants (as applicable) in the Offer and to consent to the Warrant Amendment in the Consent Solicitation pursuant to a tender and support agreement (the “Tender and Support Agreement”).
Accordingly, if holders of an additional approximately 1.2% of the outstanding public warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described herein are satisfied or waived, then the Warrant Amendment will be adopted with respect to the public warrants. With respect to the private placement warrants, because holders of approximately 95.0% of the outstanding private placement warrants have agreed to consent to the Warrant Amendment in the Consent Solicitation, if the other conditions described in the Prospectus/Offer to Exchange are satisfied or waived, then the Warrant Amendment will be adopted with respect to the private placement warrants.
For additional detail regarding the Tender and Support Agreement, see the section titled “Market Information, Dividends, and Related Stockholder Matters — Transactions and Agreements Concerning Our Securities — Tender and Support Agreement.”
You may not consent to the Warrant Amendment without tendering your warrants in the Offer, and you may not tender such warrants without consenting to the Warrant Amendment. The consent to the Warrant Amendment is a part of the Letter of Transmittal and Consent (as defined below) relating to the warrants, and, therefore, by tendering your warrants for exchange you will be delivering to us your consent. You may revoke your consent at any time prior to the Expiration Date by withdrawing the warrants you have tendered in the Offer.
The Offer and Consent Solicitation is made solely upon the terms and conditions in this prospectus/offer to exchange (this “Prospectus/Offer to Exchange”) and in the related letter of transmittal and consent (as it may be supplemented and amended from time to time, the “Letter of Transmittal and Consent”). The Offer and Consent Solicitation will be open until 5:00 p.m., Eastern Time, on September 26, 2024, or such later time and date to which we may extend the Offer and Consent Solicitation (the period during which the Offer and Consent Solicitation is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period,” and the date and time at which the Offer Period ends is referred to as the “Expiration Date”). The Offer and Consent Solicitation is not made to those holders who reside in states or other jurisdictions where an offer, solicitation, or sale would be unlawful.
We may withdraw the Offer and Consent Solicitation only if the conditions to the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered warrants to the holders (and the related consent to the Warrant Amendment will be revoked).
You may tender some or all of your warrants into the Offer. If you elect to tender warrants in response to the Offer and Consent Solicitation, please follow the instructions in this Prospectus/Offer to Exchange and the related documents, including the Letter of Transmittal and Consent. If you tender warrants, you may withdraw your tendered warrants at any time before the Expiration Date and retain them on their current terms, or amended terms if the Warrant Amendment is approved, by following the instructions in this Prospectus/Offer to Exchange. In addition, tendered warrants that are not accepted by us for exchange by September 27, 2024 may thereafter be withdrawn by you until such time as the warrants are accepted by us for exchange. If you withdraw the tender of your warrants, your related consent to the Warrant Amendment will be withdrawn as a result.

Warrants not exchanged for common shares pursuant to the Offer will remain outstanding subject to their current terms, or amended terms if the Warrant Amendment is approved. If the Warrant Amendment is approved with respect to either the public or private warrants, we intend to require the conversion of all such public or private placement warrants, as applicable. Our public warrants are currently listed on the Nasdaq under the symbol “WESTW”; however, our public warrants may be delisted if, following the completion of the Offer and Consent Solicitation, the extent of public distribution or the aggregate market value of outstanding warrants has become so reduced as to make further listing inadvisable or unavailable.
The Offer and Consent Solicitation is conditioned upon the effectiveness of a registration statement on Form S-4 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) to register the common shares issuable upon exchange of the warrants pursuant to the Offer. This Prospectus/Offer to Exchange forms a part of the registration statement.
Both the audit and finance committee of our board of directors and our board of directors, in each case, with only directors disinterested in the transaction participating, have approved the Offer and Consent Solicitation. However, neither we nor any of our management, our board of directors, any committee of the board of directors, or the information agent, the exchange agent, or the dealer manager for the Offer and Consent Solicitation is making any recommendation as to whether holders of warrants should tender warrants for exchange in the Offer and consent to the Warrant Amendment in the Consent Solicitation. Each holder of a warrant must make its own decision as to whether to exchange some or all of its warrants and consent to the Warrant Amendment.
All questions concerning the terms of the Offer and Consent Solicitation should be directed to the dealer manager:
Stifel, Nicolaus & Company, Incorporated
787 7th Ave., 4th Floor
New York, New York 10019
All questions concerning exchange procedures and requests for additional copies of this Prospectus/Offer to Exchange, the Letter of Transmittal and Consent, or the Notice of Guaranteed Delivery should be directed to the information agent:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers call: (212) 256-9086
Call Toll Free: (800) 829-6554
Email: WESTW@dfking.com
We will amend our offering materials, including this Prospectus/Offer to Exchange, to the extent required by applicable securities laws to disclose any material changes to information previously published, sent, or given to warrant holders.
The securities offered by this Prospectus/Offer to Exchange involve risks. Before participating in the Offer and consenting to the Warrant Amendment, you are urged to read carefully the section titled “Risk Factors” beginning on page 11 of this Prospectus/Offer to Exchange.
Neither the SEC nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this Prospectus/Offer to Exchange is truthful or complete. Any representation to the contrary is a criminal offense.
Through the Offer, we are soliciting your consent to the Warrant Amendment. By tendering your warrants, you will be delivering your consent to the proposed Warrant Amendment, which consent will be effective upon our acceptance of such warrants for exchange.
The dealer manager for the Offer and Consent Solicitation is:
Stifel
This Prospectus/Offer to Exchange is dated September 6, 2024.

i

ABOUT THIS PROSPECTUS/OFFER TO EXCHANGE
This Prospectus/Offer to Exchange is a part of the registration statement that we filed on Form S-4 with the SEC. You should read this Prospectus/Offer to Exchange, including the detailed information regarding the Company and our common shares and warrants and the financial statements and the notes included herein, as well as the documents incorporated herein by reference and any applicable prospectus supplement.
We have not authorized anyone to provide you with information different from that contained in this Prospectus/Offer to Exchange. We and the dealer manager take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this Prospectus/Offer to Exchange, any document incorporated herein by reference, or any prospectus supplement is accurate as of any date other than the date on the front of those documents. You should not consider this Prospectus/Offer to Exchange to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this Prospectus/Offer to Exchange to be an offer or solicitation relating to the securities offered hereby if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.
We are making the Offer to all warrant holders except those holders who reside in states or other jurisdictions where an offer, solicitation, or sale would be unlawful (or would require further action in order to comply with applicable securities laws).

BASIS OF PRESENTATION
On August 26, 2022, the Company converted from a Delaware limited liability company called “Westrock Coffee Holdings, LLC” to a Delaware corporation called “Westrock Coffee Company” in connection with the closing of its merger transaction with Riverview Acquisition Corp. (“Riverview”), a special purpose acquisition vehicle and a Delaware corporation.
Prior to the conversion on August 26, 2022, when the Company was a Delaware limited liability company, the Company’s equity interests consisted of common units and two series of common equivalent preferred units. In connection with the conversion of the Company to a corporation, the Company’s outstanding common units and common equivalent preferred units were converted into common shares and shares of the Company’s Series A Convertible Preferred Stock (“Series A preferred stock”), par value $0.01 per share, respectively. The number of outstanding units, weighted average number of outstanding units, loss per common unit, equity-based compensation and other financial amounts previously expressed on the basis of common units have been retroactively adjusted on the basis of common shares to reflect the conversion of common units to common shares.
References to a year refer to our fiscal years ended on December 31 of the specified year.
Certain monetary amounts, percentages, and other figures included herein have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables and charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.
Unless the context otherwise requires, references in this Prospectus/Offer to Exchange to the “Company,” “Westrock,” “we,” “us,” or “our,” from prior to the effective time of the conversion, refer to the registrant when it was a Delaware limited liability company called “Westrock Coffee Holdings, LLC” and such references following the effective time of the conversion, refer to the registrant in its current corporate form as a Delaware corporation called “Westrock Coffee Company.”

MARKET AND INDUSTRY DATA
Certain industry data and market data included in this Prospectus/Offer to Exchange were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. All of Westrock’s management’s estimates presented herein are based upon Westrock’s management’s review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information. Third-party industry publications and forecasts generally state that the information contained therein has been obtained from sources generally believed to be reliable. All the industry data, market data and related estimates used in this Prospectus/Offer to Exchange involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. Although we have no reason to believe that the information from these industry publications and surveys included in this prospectus is not reliable, we have not independently verified this information and cannot guarantee its accuracy or completeness. In addition, we believe that industry data, market data and related estimates provide general guidance, but are inherently imprecise. The industry in which Westrock operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus/Offer to Exchange and the documents incorporated herein by reference contain statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding our financial position and business strategy, and the plans and objectives of management for our future operations. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Prospectus/Offer to Exchange, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Prospectus/Offer to Exchange, including, but not limited to:
•
the fact that we have incurred net losses in the past, may incur net losses in the future, and may not achieve profitability;

•
risks associated with operating a coffee trading business and a coffee exporting business;

•
the volatility and increases in the cost of green coffee, tea and other ingredients and packaging, and our inability to pass these costs on to customers;

•
our inability to secure an adequate supply of key raw materials, including green coffee and tea, or disruption in our supply chain;

•
deterioration in general macroeconomic conditions and/or decreases in consumer spending on discretionary items;

•
disruption in operations at any of our, our suppliers’ or our co-manufacturers’ production, distribution or manufacturing facilities or other loss of manufacturing capacity;

•
our inability to anticipate customer preferences and successfully develop new products;

•
climate change, which may increase commodity costs, damage our facilities and disrupt our production capabilities and supply chain;

•
failure to retain key personnel or recruit qualified personnel;

•
our inability to hedge commodity risks;

•
consolidation among our distributors and customers or the loss of any key customer;

•
complex and evolving U.S. and international laws and regulations, and noncompliance therewith subjecting us to criminal or civil liability;

•
future acquisitions of businesses, which may divert our management’s attention, prove difficult to effectively integrate and fail to achieve their projected benefits;

•
our inability to effectively manage the growth and increased complexity of our business;

•
our inability to maintain or grow market share through continued differentiation of our product and competitive pricing;

•
our inability to secure the additional capital needed to operate and grow our business;

•
our inability to successfully execute our remediation plans with regards to the material weaknesses in our internal control over financial reporting;

•
future litigation or legal disputes, which could lead us to incur significant liabilities and costs or harm our reputation;

•
a material failure, inadequacy or interruption of our information technology systems;

•
the unauthorized access, theft, use or destruction of personal, financial or other confidential information relating to our customers, suppliers, employees or business;

v

•
our future level of indebtedness, which may reduce funds available for other business purposes and reduce our operational flexibility;

•
our inability to comply with the financial covenants in our credit agreement;

•
our inability to successfully build out operations and commercialize customers within the anticipated time frame following the recent opening of our new facility in Conway, Arkansas or incurring additional expenses in the process;

•
our corporate structure and organization, which may prevent or delay attempts to acquire a controlling interest in the Company;

•
the fact that our largest shareholders (and certain members of our management team) own a significant percentage of our stock and will be able to exert significant control over matters subject to shareholder approval;

•
the impact of current global economic conditions, including those caused by economic slowdowns or recessions, changes in political, economic or industry conditions, global conflicts (including the ongoing conflicts in Europe, the Middle East and Latin America, inflation, the interest rate environment, U.S. government shutdowns, downgrades to the U.S. government’s sovereign credit rating or other conditions affecting the global financial and capital markets, and epidemic, pandemic or other health issues);

•
other risks described from time to time in periodic and current reports that we file with the SEC;

•
the approval of the Warrant Amendment and our ability to require that all outstanding warrants be exchanged for common shares;

•
the exchange of warrants for common shares pursuant to the Offer, which will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders;

•
the lack of a third-party determination that the Offer or the Consent Solicitation is fair to warrant holders; and

•
other factors detailed under the section of this Prospectus/Offer to Exchange titled “Risk Factors” beginning on page 11 of this Prospectus/Offer to Exchange.

These forward-looking statements are based on information available as of the date of this Prospectus/Offer to Exchange and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date.
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus/Offer to Exchange, or in the case of statements incorporated by reference, on the date of the document incorporated by reference.

Summary
The Offer and Consent Solicitation
This summary provides a brief overview of the key aspects of the Offer and Consent Solicitation. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this Prospectus/Offer to Exchange or in the documents incorporated herein by reference or included as exhibits to the registration statement that contains this Prospectus/Offer to Exchange. Accordingly, you are urged to carefully review this Prospectus/Offer to Exchange in its entirety (including all documents incorporated herein by reference or filed as exhibits to the registration statement that contains this Prospectus/Offer to Exchange, which exhibits may be obtained by following the procedures set forth herein in the section titled “Where You Can Find More Information”).
Summary of the Offer and Consent Solicitation
The Company
We are a leading integrated coffee, tea, flavors, extracts, and ingredients solutions provider in the United States, providing coffee sourcing, supply chain management, product development, roasting, packaging, and distribution services to the retail, food service and restaurant, convenience store and travel center, non-commercial account, consumer packaged goods (“CPG”), and hospitality industries around the world. We seek to be the leading company to our partners, providing end-to-end solutions and offering product innovation, traceability, transparency, and scalability for coffee, tea, flavors, extracts and ingredients globally.
Our mission is to build and efficiently operate the preeminent integrated coffee, tea, flavors, extracts, and ingredients solutions provider to the world’s most iconic brands. We do this to provide smallholder farmers and their families in developing countries the ability to advance their quality of life and economic well-being.
Our platform is built upon four fundamental pillars that position us as a leading provider of value-added beverage solutions and enable us to positively impact the coffee, tea, flavors, extracts, and ingredients ecosystems from crop to cup: (i) operate a transparent supply chain, (ii) develop innovative beverage solutions tailored to our customers’ specific needs, (iii) deliver a high quality and comprehensive set of products to our customers, and (iv) leverage our scaled international presence to serve our blue-chip customer base.
The Company operates two manufacturing facilities in Concord, North Carolina, one in Conway, Arkansas, one in North Little Rock, Arkansas, one in Richmond, California, one in Kigali, Rwanda, and one in Johor Bahru, Malaysia.
As of June 30, 2024, our operating structure consists of two reportable segments: Beverage Solutions and Sustainable Sourcing & Traceability.
Beverage Solutions:   Through this segment, we combine our product innovation and customer insights to provide value-added beverage solutions, including coffee, tea, flavors, extracts and ingredients. We provide products in a variety of packaging, including branded and private label coffee in bags, fractional packs, and single serve cups, as well as extract solutions to be used in products such as cold brew and ready-to-drink offerings. Currently, we serve customers in the United States, Europe and Asia, through the retail, food service and restaurant, convenience store and travel center, non-commercial account, CPG and hospitality industries.
Sustainable Sourcing & Traceability:   Through this segment, we utilize our proprietary technology and digitally traceable supply chain to directly impact and improve the lives of our farming partners, tangible economic empowerment and an emphasis on environmental accountability and farmer literacy. Revenues primarily consist of sales from commodity contracts related to forward sales of green coffee.
For the years ended December 31, 2023, 2022 and 2021, Westrock had total revenues of $864.7 million, $867.9 million, and $698.1 million, respectively, and, for the same periods, net losses of $34.6 million, $55.5 million, and $21.3 million, respectively. For the six months ended June 30, 2024 and 2023, Westrock had total revenues of $400.9 million and $430.1 million, respectively, and for the same periods, net losses of $41.4 million and $31.1 million, respectively.
On August 26, 2022, Westrock completed its merger transaction with Riverview Acquisition Corp., pursuant to which Westrock became a public company.
Corporate Contact Information
We are headquartered in Little Rock, Arkansas. Our principal executive offices are located at 4009 N. Rodney Parham Road, 4th Floor, Little Rock, Arkansas 72212, and our telephone number is (501) 918-9358. We maintain a website at www.westrockcoffee.com where general information about us is available. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Prospectus/Offer to Exchange or the registration statement of which it forms a part, and the inclusion of our website address in this Prospectus/Offer to Exchange is an inactive textual reference only.
Warrants that Qualify for the Offer
As of September 5, 2024, a total of 17,118,063 public warrants and 2,026,046 private placement warrants, respectively, were outstanding, each exercisable for one common share at a price of $11.50 per share, subject to adjustments pursuant to the Warrant Agreement. Pursuant to the Offer, we are offering up to an aggregate of 5,551,792 common shares in exchange for all of our outstanding warrants.
Under the Warrant Agreement, we may call the public warrants for redemption at our option:
•
in whole and not in part;

•
at a price of $0.01 per warrant

•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the last reported sales price of our

common shares for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders equals or exceeds $18.00 per share. As of the date of this Prospectus/Offer to Exchange, the foregoing $18.00 price condition has not been satisfied.
The private placement warrants will not be redeemable by us so long as they are held by Riverview Sponsor Partners, LLC (“Riverview Sponsor”) or its permitted transferees (except as otherwise set forth in the Warrant Agreement). If the private placement warrants are held by holders other than Riverview Sponsor or its permitted transferees, the private placement warrants will be redeemable by the Company in all redemption scenarios.
The warrants expire on August 26, 2027, subject to certain terms and conditions.
Market Price of Our Common
Shares
Our common shares and public warrants are listed on the Nasdaq under the symbols “WEST” and “WESTW,” respectively. See the section titled “Market Information, Dividends, and Related Stockholder Matters.”
The Offer
Each warrant holder who tenders warrants for exchange pursuant to the Offer will receive 0.290 common shares for each warrant so exchanged. No fractional common shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our common shares on the Nasdaq on the last trading day of the Offer Period, less any applicable withholding taxes. Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered warrants.
Holders of the warrants tendered for exchange will not have to pay any of the exercise price for the tendered warrants in order to receive common shares in the exchange.
The common shares issued in exchange for the tendered warrants will be unrestricted and freely transferable, as long as the holder is not an affiliate of ours and was not an affiliate of ours within the three months prior to the proposed transfer of such shares.
The Offer is being made to all warrant holders except those holders who reside in states or other jurisdictions where an offer, solicitation, or sale would be unlawful (or would require further action in order to comply with applicable securities laws).
The Consent Solicitation
In order to tender warrants in the Offer and Consent Solicitation, holders of each of the public warrants and private placement warrants are required to consent (by executing the Letter of Transmittal and Consent or requesting that their broker or nominee consent on their behalf) to an amendment to the Warrant Agreement governing the warrants as set forth in the Warrant Amendment attached hereto as Annex A. If approved, the Warrant Amendment would permit the Company to require that (x) each public warrant that is outstanding upon the closing of the Offer be exchanged for 0.261 common shares, which is a ratio 10% less than the exchange ratio applicable to the Offer and (y) each private placement warrant that is outstanding upon the closing of the Offer be exchanged for 0.261 common shares, which is a ratio 10% less than the exchange ratio applicable to the Offer. Upon such exchange with respect the public warrants, no public will remain outstanding and upon such exchange with respect to the private placement warrants, no private placement warrants will remain outstanding. Although we intend to require an exchange of all remaining outstanding public warrants if the Warrant Amendment is approved with respect to public warrants, and all remaining outstanding private placement warrants if the Warrant Amendment is approved with respect to the private placement warrants, we are not required to effect such an exchange and may defer doing so or not require it at all.
Pursuant to the terms of the Warrant Agreement, all except certain specified modifications or amendments require the vote or written consent of holders of 50% of the then outstanding public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the Warrant Agreement with respect to the private placement warrants, 50% of the number of then outstanding private placement warrants. Therefore, if we receive the consent of 50% of the holders of the public warrants with respect to the Warrant Amendment we will be able to adopt the Warrant Amendment with respect to the public warrants, regardless of the percentage of private placement warrants that consent to the Warrant Amendment. Similarly, if we receive the consent of 50% of the holders of the private placement warrants with respect to the Warrant Amendment we will be able to adopt the Warrant Amendment with respect to the private placement warrants, regardless of the percentage of public warrants that consent to the Warrant Amendment. Parties representing approximately 48.8% of the outstanding public warrants and 95.0% of the outstanding private placement warrants have agreed to tender their public warrants and private placement warrants (as applicable) in the Offer and to consent to the Warrant Amendment in the Consent Solicitation. Accordingly, if holders of an additional approximately 1.2% of the outstanding public warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described herein are satisfied or waived, then the Warrant Amendment will be adopted with respect to the public warrants. With respect to the private placement warrants, because holders of approximately 95.0% of the outstanding private placement warrants have agreed to consent to the Warrant Amendment in the Consent Solicitation, if the other conditions described in the Prospectus/Offer to Exchange are satisfied or waived, then the Warrant Amendment will be adopted with respect to the private placement warrants.
Purpose of the Offer and Consent Solicitation
The purpose of the Offer and Consent Solicitation is to attempt to simplify our capital structure and increase the number of common shares available for trading. See the section titled “The Offer and Consent Solicitation — Background and Purpose of the Offer and Consent Solicitation.”
Offer Period
The Offer and Consent Solicitation will expire on the Expiration Date, which is 5:00 p.m., Eastern Time, on September 26, 2024, or such later time and date to which we may extend. All warrants tendered for exchange pursuant to the Offer and Consent Solicitation, and all required related paperwork, must be received by the exchange agent by the Expiration Date, as described in this Prospectus/Offer to Exchange.
If the Offer Period is extended, we will make a public announcement of such extension by no later than 9:00 a.m., Eastern Time, on the next business day following the Expiration Date as in effect immediately prior to such extension.
We may withdraw the Offer and Consent Solicitation only if the conditions of the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered warrants (and the related consent to the Warrant Amendment will be revoked). We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law. See the section titled “The Offer and Consent Solicitation — General Terms — Offer Period.”
Amendments to the Offer and Consent Solicitation
We reserve the right at any time or from time to time to amend the Offer and Consent Solicitation, including by increasing or (if the conditions to the Offer are not satisfied) decreasing the exchange ratio of common shares issued for every warrant exchanged or by changing the terms of the Warrant Amendment. If we make a material change in the terms of the Offer and Consent Solicitation or the information concerning the Offer and Consent Solicitation, or if we waive a material condition of the Offer and Consent Solicitation, we will extend the Offer and Consent Solicitation to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). See the section titled “The Offer and Consent Solicitation — General Terms — Amendments to the Offer and Consent Solicitation.”
Conditions to the Offer and Consent Solicitation
The Offer is subject to customary conditions, including the effectiveness of the registration statement of which this Prospectus/Offer to Exchange forms a part and the absence of any action or proceeding, statute, rule, regulation, or order that would challenge or restrict the making or completion of the Offer. The Offer is not conditioned upon the receipt of a minimum number of tendered warrants. The Consent Solicitation with respect to the public warrants is conditioned on our receiving the consent of holders of 50% of the outstanding public warrants (which is the minimum threshold required to amend the Warrant Agreement with respect to the public warrants). The Consent Solicitation with respect to the private warrants is conditioned on our receiving the consent of 50% of the number of the outstanding private placement warrants (which is the minimum threshold required to amend the Warrant Agreement with respect to the private placement warrants). Therefore, if we receive the consent of 50% of the holders of the public warrants with respect to the Warrant Amendment we will be able to adopt the Warrant Amendment with respect to the public warrants, regardless of the percentage of private placement warrants that consent to the Warrant Amendment. Similarly, if we receive the consent of 50% of the holders of the private placement warrants with respect to the Warrant Amendment we will be able to adopt the Warrant Amendment with respect to the private placement warrants, regardless of the percentage of public warrants that consent to the Warrant Amendment. We may waive some of the conditions to the Offer. See the section titled “The Offer and Consent Solicitation — General Terms — Conditions to the Offer and Consent Solicitation.” We reserve the right, notwithstanding the satisfaction of these conditions, to terminate and withdraw the Offer and Consent Solicitation. Promptly upon any such termination and withdrawal, we will return the tendered warrants (and the related consent to the Warrant Amendment will be revoked). We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law. See the section titled “The Offer and Consent Solicitation — General Terms — Offer Period.”
We will not complete the Offer and Consent Solicitation unless and until the registration statement described above is effective. If the registration statement is not effective at the Expiration Date, we may, in our discretion, extend, suspend, or cancel the Offer and Consent Solicitation, and will inform warrant holders of such event.
Withdrawal Rights
If you tender your warrants for exchange and change your mind, you may withdraw your tendered warrants (and thereby automatically revoke the related consent to the Warrant Amendment) at any time prior to the Expiration Date, as described in greater detail in the section titled “The Offer and Consent Solicitation — Withdrawal Rights.” If the Offer Period is extended, you may withdraw your tendered warrants (and thereby automatically revoke the related consent to the Warrant Amendment) at any time until the extended Expiration Date. In addition, tendered warrants that are not accepted by us for exchange by September 27, 2024 may thereafter be withdrawn by you until such time as the warrants are accepted by us for exchange.

Participation by Directors, Executive Officers and Affiliates
Certain of our directors, named executive officers and five percent holders of our common shares hold warrants and may participate in the Offer. See the section titled “The Offer and Consent Solicitation — Interests of Directors, Executive Officers, and Others.”
Federal and State Regulatory
Approvals
Other than compliance with the applicable federal and state securities laws, no federal or state regulatory requirements must be complied with and no federal or state regulatory approvals must be obtained in connection with the Offer and Consent Solicitation.
Absence of Appraisal or Dissenters’ Rights
Holders of our warrants do not have any appraisal or dissenters’ rights under applicable law in connection with the Offer and Consent Solicitation.
U.S. Federal Income Tax Consequences of the Offer and Consent
Solicitation
We intend to treat the exchange of warrants for our common shares pursuant to the Offer or pursuant to the terms of the Warrant Amendment as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Under such treatment, generally: (i) a U.S. Holder (as defined in the section titled “Market Information, Dividends, and Related Stockholder Matters — Material U.S. Federal Income Tax Consequences”) would not recognize any gain or loss on the exchange of warrants for common shares (except to the extent of any cash payment received in lieu of a fractional share), (ii) a U.S. Holder’s aggregate tax basis in our common shares received in the exchange would equal its aggregate tax basis in the warrants surrendered in the exchange (except to the extent of any tax basis allocated to a fractional share for which a cash payment is received), and (iii) a U.S. Holder’s holding period for our common shares received in the exchange would include its holding period for the surrendered warrants. However, because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of the exchange of our warrants for our common shares, there can be no assurance in this regard and alternative characterizations are possible by the U.S. Internal Revenue Service (the “IRS”) or a court, including ones that would require U.S. Holders to recognize taxable income on the exchange of warrants for our common shares.
Although it is unclear under existing law whether the adoption of the Warrant Amendment would be a realization event for U.S. federal income tax purposes, if the Warrant Amendment is approved, we intend to treat all warrants not exchanged for common shares in the Offer as having been exchanged for “new” warrants pursuant to the Warrant Amendment and to treat such deemed exchange as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Under such treatment, generally: (i) a U.S. Holder would not recognize any gain or loss on the deemed exchange of warrants for “new” warrants, (ii) a U.S. Holder’s aggregate tax basis in the “new” warrants deemed to be received in the exchange would equal its aggregate tax basis in its existing warrants deemed surrendered in the exchange, and (iii) a U.S. Holder’s holding period for the “new” warrants deemed to be received in the exchange would include its holding period for the warrants deemed surrendered. Because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of a deemed exchange of warrants for “new” warrants pursuant to the Warrant Amendment, there can be no assurance in this regard and alternative characterizations by the IRS or a court are possible, including ones that would require U.S. Holders to recognize taxable income. See the section titled “Market Information, Dividends, and Related Stockholder Matters — Material U.S. Federal Income Tax Consequences.”
No Recommendation
Neither we nor any of our board of directors, our management, the dealer manager, the exchange agent, the information agent, or any other person makes any recommendation on whether you should tender or refrain from tendering all or any portion of your warrants or consent to the Warrant Amendment, and no one has been authorized by any of them to make such a recommendation.
Risk Factors
For risks related to the Offer and Consent Solicitation, please read the section titled “Risk Factors” beginning on page 11 of this Prospectus/Offer to Exchange.
Exchange Agent
The depositary and exchange agent for the Offer and Consent Solicitation is:
Computershare Trust Company, N.A.
Computershare Inc.
150 Royall Street
Canton, MA 02021
Dealer Manager
The dealer manager for the Offer and Consent Solicitation is:
Stifel, Nicolaus & Company, Incorporated
787 7th Ave., 4th Floor
New York, New York 10019
We have other business relationships with the dealer manager, as described in the section titled “The Offer and Consent Solicitation — Dealer Manager.”
Additional Information
We recommend that our warrant holders review the registration statement on Form S-4, of which this Prospectus/Offer to Exchange forms a part, including the exhibits that we have filed with the SEC in connection with the Offer and Consent Solicitation and our other materials that we have filed with the SEC, as well as the other documents we have filed with the SEC that are incorporated herein by reference as described in the section titled “Where You Can Find More Information; Incorporation by Reference,” before making a decision on whether to tender for exchange in the Offer and consent to the Warrant Amendment. All reports and other documents we have filed with the SEC can be accessed electronically on the SEC’s website at www.sec.gov.

You should direct (1) questions about the terms of the Offer and Consent Solicitation to the dealer manager at their addresses and telephone number listed above and (2) questions about the exchange procedures and requests for additional copies of this Prospectus/Offer to Exchange, the Letter of Transmittal and Consent, or Notice of Guaranteed Delivery to the information agent at the below address and phone number:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers call: (212) 256-9086
Call Toll Free: (800) 829-6554
Email: WESTW@dfking.com
Emerging Growth Company
We are currently an “emerging growth company” (an “EGC”), as defined in the Jumpstart Our Business Startups Act of 2012. As an EGC, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation.
Recent Developments
While we believe that net (loss) income, as defined by GAAP, is the most appropriate earnings measure for the Company, we also disclose EBITDA and Adjusted EBITDA in our earnings releases and quarterly and annual reports filed with the SEC as a supplemental measure to our GAAP financial results. We do this because we believe EBITDA and Adjusted EBITDA are important non-GAAP supplemental measures of operating performance that contribute to a meaningful evaluation of the Company’s future operating performance and comparisons to the Company’s past operating performance.
As detailed in its prior filings, the Company has presented Adjusted EBITDA as excluding (i) start-up costs it has incurred to place the Conway extract and ready-to-drink facility into commercial service, and (ii) a portion of the operating costs the Company incurs to produce products for sale as it scales its production capabilities within the facility. The Company discloses all these costs under the heading “Conway extract and ready-to-drink facility start-up costs” in its reconciliation of net (loss) income to Adjusted EBITDA for historical financial results.
On July 11, 2024, the Company received a comment letter from the SEC requesting additional information regarding the nature of these Conway extract and ready-to-drink facility start-up costs and the Company’s decision to exclude them in its presentation of Adjusted EBITDA. While discussions with the SEC staff are ongoing, the Company expects that it will be required to revise its presentation of Adjusted EBITDA in future filings to not exclude some or all of the Conway extract and ready-to-drink facility startup costs from its presentation of Adjusted EBITDA.

SELECTED FINANCIAL INFORMATION
The following table sets forth certain selected financial information. We have derived the selected financial information as of and for (i) the fiscal years ended December 31, 2023 and 2022 from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 and (ii) the six months ended June 30, 2024 from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q as of and for the quarterly period ended June 30, 2024. We refer you to those financial statements, accompanying notes and management’s discussion and analysis of financial condition and results of operation included in our Annual Report on Form 10-K for the years ended December 31, 2023 and 2022 and our Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2024, which are incorporated by reference into this Prospectus/Offer to Exchange. Our results for the six months ended June 30, 2024 are not necessarily indicative of the results that may be expected for any other interim period or for the full fiscal year.
Historical results are not necessarily indicative of the results expected for any future period. You should read the summary historical consolidated financial data below, together with our consolidated financial statements and related notes thereto incorporated by reference in this Prospectus/Offer to Exchange and the other information appearing elsewhere or incorporated by reference in this Prospectus/Offer to Exchange.
Condensed Consolidated Statements of Operations Data (in thousands, except per share data):	Six Months Ended June 30,		Year Ended December 31,
	2024	2023	2023	2022
Net sales	$400,889	$430,136	$864,714	$867,872
Gross profit	$78,677	$69,974	$139,858	$152,765
Income (loss) from operations	$(26,540)	$(8,759)	$(20,429)	$8,676
Net loss	$(41,432)	$(31,137)	$(34,567)	$(55,461)
Net loss attributable to common shareholders – basic and diluted	$(41,258)	$(31,493)	$(34,743)	$(77,633)
Net loss per share attributable to common shareholders – basic and diluted	$(0.47)	$(0.42)	$(0.43)	$(1.60)
Weighted-average number of shares outstanding – basic and diluted	88,209	75,543	80,684	48,444
Condensed Consolidated Statements of Cash Flows Data (in thousands):	Six Months Ended June 30,		Year Ended December 31,
	2024	2023	2023	2022
Net cash used in operating activities	$(15,691)	$(35,668)	$(64,064)	$(56,628)
Net cash used in investing activities	$(104,760)	$(58,175)	$(168,355)	$(74,169)
Net cash provided by financing activities	$108,409	$96,385	$244,214	$134,676
Condensed Consolidated Balance Sheet Data (in thousands, except per share data):	As of June 30, 2024	As of December 31,
		2023	2022
Cash and cash equivalents	$24,316	$37,196	$16,838
Restricted cash	$1,711	$644	$9,567
Current assets	$332,525	$313,050	$298,099
Total assets	$1,056,373	$971,514	$746,213
Current liabilities	$253,867	$239,635	$216,135
Long term debt, net	$280,255	$223,092	$162,502
Total liabilities	$700,803	$583,558	$459,548
Series A Convertible Preferred Shares, $0.01 par value, 24,000 shares authorized, 23,512 shares, 23,512 shares and 23,588 shares issued and outstanding at June 30, 2024, December 31, 2023 and December 31, 2022, respectively, $11.50 liquidation value	$274,042	$274,216	$274,936
Non-controlling interest	$—	$—	$2,460
Total shareholders’ equity	$81,528	$113,740	$11,729
Book value per common share(1)	$0.92

(1)
Book value per common share is calculated as total shareholders’ equity divided by the common shares outstanding of 88,366 at June 30, 2024.

RISK FACTORS
In consultation with your own advisors, you should carefully consider, among other matters, the factors set forth below, as well as the other information included or incorporated by reference in this Prospectus/Offer to Exchange, before deciding whether to participate in the Offer and Consent Solicitation. In particular, you should carefully consider, among other things, the factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which are incorporated herein by reference. If any of the risks contained in or incorporated by reference into this Prospectus/Offer to Exchange develop into actual events, our business, financial condition, liquidity, results of operations, and prospects could be materially and adversely affected. Some statements in this Prospectus/Offer to Exchange, including statements in the following risk factors, constitute forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to Our Business
For a discussion of certain risks applicable to our business and operations, please refer to the section titled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023.
Risks Related to Our Warrants and the Offer and Consent Solicitation
The Warrant Amendment, if approved with respect to a designation of warrants, will allow us to require that all outstanding warrants of that designation be exchanged for common shares at a ratio 10% lower than the exchange ratio applicable to the Offer.
If we complete the Offer and Consent Solicitation and obtain the requisite approval of the Warrant Amendment by holders of the public or private private placement warrants, the Company will have the right to require, as applicable, holders of all warrants of that designation that remain outstanding upon the closing of the Offer to exchange each of their warrants for 0.261 common shares. This represents a ratio of common shares per warrant that is 10% less than the exchange ratio applicable to the Offer. We intend to require an exchange of (x) all remaining outstanding public warrants, if the Warrant Amendment is approved with respect to public warrants and (y) all remaining outstanding private placement warrants, if the Warrant Amendment is approved with respect to the private placement warrants, however, we would not be required to effect such an exchange and may defer doing so, if ever, until most economically advantageous to us.
Pursuant to the terms of the Warrant Agreement, all except certain specified modifications or amendments require the vote or written consent of holders of 50% of the then outstanding public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the Warrant Agreement with respect to the private placement warrants, 50% of the number of then outstanding private placement warrants. Therefore, if we receive the consent of 50% of the holders of the public warrants with respect to the Warrant Amendment we will be able to adopt the Warrant Amendment with respect to the public warrants, regardless of the percentage of private placement warrants that consent to the Warrant Amendment. Similarly, if we receive the consent of 50% of the holders of the private placement warrants with respect to the Warrant Amendment we will be able to adopt the Warrant Amendment with respect to the private placement warrants, regardless of the percentage of public warrants that consent to the Warrant Amendment.
Pursuant to the Tender and Support Agreement, parties representing approximately 48.8% of the outstanding public warrants and 95.0% of the outstanding private placement warrants have agreed to tender their public warrants and private placement warrants (as applicable) in the Offer and to consent to the Warrant Amendment in the Consent Solicitation. Accordingly, if holders of an additional approximately 1.2% of the outstanding public warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described herein are satisfied or waived, then the Warrant Amendment will be adopted with respect to the public warrants. With respect to the private placement warrants, because holders of approximately 95.0% of the outstanding private placement warrants have agreed to consent to the Warrant Amendment in the Consent Solicitation, if the other conditions described in the Prospectus/Offer to Exchange are satisfied or waived, then the Warrant Amendment will be adopted with respect to the private placement warrants.

If adopted with respect to the public warrants, we currently intend to require the exchange of all outstanding public warrants for common shares as provided in the Warrant Amendment, which would result in the holders of any remaining outstanding public warrants receiving approximately 10% fewer shares than if they had tendered their public warrants in the Offer. If adopted with respect to the private placement warrants, we currently intend to require the exchange of all outstanding private placement warrants for common shares as provided in the Warrant Amendment, which would result in the holders of any remaining outstanding private placement warrants receiving approximately 10% fewer shares than if they had tendered their private placement warrants in the Offer. However, we are not required to effect such an exchange and may defer doing so or not require it at all.
We may not receive sufficient consents to adopt the Warrant Amendment.
We have only entered into support agreement with parties representing approximately 48.8% of the public warrants and 95.0% of the private placement warrants, meaning we will need additional holders of public warrants to participate in the Offer in order to adopt the Warrant Amendment with respect to the public warrants. If the Warrant Amendment is not adopted with respect to the public warrants, the original terms of the public warrants will remain in place and we will not be able to force the holders of the public warrants to exchange their warrants for common shares pursuant to the Warrant Amendment. To the extent such warrants are exercised and such shares are issued or become unrestricted, additional common shares will be issued or become eligible for resale, which will result in dilution to the holders of our common shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our common shares.
The exchange of warrants for common shares will increase the number of common shares eligible for future resale and result in dilution to our stockholders.
Our warrants may be exchanged for common shares pursuant to the Offer, which will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders, although there can be no assurance that such warrant exchange will be completed or that all of the holders of the warrants will elect to participate in the Offer. Any warrants remaining outstanding after the exchange likely will be exercised only if the market price of our common shares is above the $11.50 exercise price of the warrants. We also intend to require an exchange of all remaining outstanding public warrants, if the Warrant Amendment is approved with respect to public warrants, and all remaining outstanding private placement warrants, if the Warrant Amendment is approved with respect to the private placement warrants. To the extent such warrants are exchanged following the approval of the Warrant Amendment or exercised, additional common shares will be issued. These issuances of common shares will result in dilution to our stockholders and increase the number of shares eligible for resale in the public market.
We have not obtained a third-party determination that the Offer or the Consent Solicitation is fair to warrant holders.
None of our board of directors, our officers or employees, our affiliates, the dealer manager, the exchange agent, or the information agent makes any recommendation as to whether you should exchange some or all of your warrants or consent to the Warrant Amendment. We have not retained, and do not intend to retain, any unaffiliated representative to act on behalf of the warrant holders for purposes of negotiating the Offer or Consent Solicitation or preparing a report concerning the fairness of the Offer or the Consent Solicitation. You must make your own independent decision regarding your participation in the Offer and the Consent Solicitation.
There is no guarantee that tendering your warrants in the Offer will put you in a better future economic position.
We can give no assurance as to the market price of our common shares in the future. If you choose to tender some or all of your warrants in the Offer, future events may cause an increase in the market price of our common shares and warrants, which may result in a lower value realized by participating in the Offer than you might have realized if you did not exchange your warrants. Similarly, if you do not tender your warrants in the Offer, there can be no assurance that you can sell your warrants (or exercise them for common shares) in the future at a higher value than would have been obtained by participating in the Offer. In addition, if the Warrant Amendment is adopted with respect to a designation of warrants that you hold, and you choose not to tender some or all of your warrants in the Offer, you may receive fewer common shares than if you had tendered your warrants in the Offer. You should consult your own individual tax and/or financial advisor for assistance on how this may affect your individual situation.
The number of common shares offered in the Offer is fixed. The market price of our common shares may fluctuate, and the market price of our common shares when we deliver our common shares in exchange for your warrants could be less than the market price at the time you tender your warrants.
The number of common shares offered in the Offer for each warrant accepted for exchange is fixed at the number of shares specified on the cover of this Prospectus/Offer to Exchange and will fluctuate in value if there is any increase or decrease in the market price of our common shares or the warrants after the date of this Prospectus/Offer to Exchange. Therefore, the market price of our common shares when we deliver common shares in exchange for your warrants could be less than the market price of the warrants at the time you tender your warrants. The market price of our common shares could continue to fluctuate and be subject to volatility during the period of time between when we accept warrants for exchange in the Offer and when we deliver common shares in exchange for warrants, or during any extension of the Offer Period.
Each of the public warrants and private placement warrants may never be in the money, and they may expire worthless and we may amend the terms of the warrants in a manner that may be adverse to holders of the warrants with the approval of the holders of 50% of the then outstanding public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the Warrant Agreement with respect to the private placement warrants, 50% of the number of the then outstanding private placement warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened, and the number of common shares purchasable upon exercise of a warrant could be decreased, all without a warrant holder’s approval.
The exercise price for our warrants is $11.50 per common share, which is, as of the date of this Prospectus/Offer to Exchange, above the current trading price of our common shares. The closing price of our common shares on September 5, 2024 was $8.35. Accordingly, the warrants are out-of-the-money as of the date of this Prospectus/Offer to Exchange. However, we cannot predict whether such trading price will increase or decrease in the future and such trading price may be substantially above or below the exercise price. There is no guarantee that the warrants will be in the money at any given time prior to their expiration on August 26, 2027 and the warrants could expire worthless.
The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained in the Warrant Agreement or adding or changing any other provisions with respect to matters or questions arising under the Warrant Agreement as the Company deems necessary or desirable and that do not adversely affect the interest of the warrant holders. All other modifications or amendments require the consent of the holders of 50% of the number of the then outstanding public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the Warrant Agreement with respect to the private placement warrants, 50% of the number of then outstanding private placement warrants. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if we receive the consent of the requisite number of holders. Examples of such amendments include amendments to, among other things, increase the exercise price of the warrants, exchange the warrants for cash or common shares, shorten the exercise period, or decrease the number of common shares purchasable upon exercise of a warrant.
Registration of the common shares issuable upon exercise of the warrants under the Securities Act may not be in place when an investor desires to exercise warrants.
Under the terms of the Warrant Agreement, we have filed and maintain an effective registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”), covering the issuance of common shares issuable upon exercise of the warrants, and are required to use our best efforts to maintain the effectiveness of such registration statement and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise that represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct, or the SEC issues a stop order. If the shares issuable upon exercise of the public warrants are not registered under the Securities Act, we are required to permit holders to exercise their public warrants on a cashless basis. However, no public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the issuance of the shares upon such exercise is registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the public warrants. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying common shares for sale under all applicable state securities laws.
We may redeem your unexpired warrants that are not exchanged prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
We will have the ability to redeem outstanding warrants (excluding any private placement warrants held by the Riverview Sponsor or their permitted transferees) at any time after they become exercisable and prior to their expiration, at $0.01 per warrant, provided that the last reported sales price of our common shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) for any 20 trading days within a 30 trading-day period ending three business days prior to the date we send proper notice of such redemption, provided further that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the common shares issuable upon exercise of the warrants and a current prospectus relating to them is available, or we have elected to require the exercise of the warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants that are not exchanged become redeemable by us, we may not exercise our redemption right if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force a warrant holder to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then current market price when you might otherwise wish to hold your warrants, or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, will be substantially less than the market value of your warrants.
The liquidity of the warrants that are not exchanged may be reduced.
If the Warrant Amendment is approved with respect to a designation of warrants, it is unlikely that any warrants of that designation will remain outstanding following the completion of the Offer and Consent Solicitation. See “— The Warrant Amendment, if approved with respect to a designation of warrants, will allow us to require that all outstanding warrants of that designation be exchanged for common shares at a ratio 10% lower than the exchange ratio applicable to the Offer.” However, if any unexchanged warrants remain outstanding, then the ability to sell such warrants may become more limited due to the reduction in the number of warrants outstanding upon completion of the Offer and Consent Solicitation. Additionally, if we fail to satisfy the Nasdaq’s listing requirements as a result of the exchange, such as by having fewer than the requisite number of round lot holders, then the market for unexchanged warrants will be further impaired. A more limited trading market might adversely affect the liquidity, market price, and price volatility of unexchanged warrants. If there continues to be a market for our unexchanged warrants, these securities may trade at a discount to the price at which the securities would trade if the number outstanding were not reduced, depending on the market for similar securities and other factors.
Nasdaq may delist our public warrants from trading on its exchange, which could limit public warrant holders’ ability to make transactions in our public warrants.
If the Warrant Amendment is approved with respect to the public warrants, it is unlikely that any public warrants will remain outstanding following the completion of the Offer and Consent Solicitation. See “— The Warrant Amendment, if approved with respect to a designation of warrants, will allow us to require that all outstanding warrants of that designation be exchanged for common shares at a ratio 10% lower than the exchange ratio applicable to the Offer.” However, if any unexchanged public warrants remain outstanding following the completion of the Offer and Consent Solicitation, we cannot assure you that our public warrants will continue to be listed on the Nasdaq in the future. In order to continue listing our public warrants on the Nasdaq, there must be a minimum of at least two registered and active market makers for our public warrants.

If a sufficient number of our public warrant holders exchange their public warrants for common shares in the Offer, there may no longer be at least two registered and active market makers for our public warrants as required by the Nasdaq, and the Nasdaq could delist our warrants.
If the Nasdaq delists our warrants from trading on its exchange and we are not able to list our securities on another national securities exchange, our public warrants could be quoted on an over-the-counter market. However, even if this were to occur, holders of public warrants could face significant material adverse consequences, including:
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a limited availability of market quotations for the public warrants;

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reduced liquidity for the public warrants; and

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the risk that any market makers that do initially make a market in our unexchanged public warrants eventually cease to do so.

THE OFFER AND CONSENT SOLICITATION
Participation in the Offer and Consent Solicitation involves a number of risks, including, but not limited to, the risks identified in the section titled “Risk Factors” beginning on page 11 of this Prospectus/Offer to Exchange. Warrant holders should carefully consider these risks and are urged to speak with their personal legal, financial, investment, and/or tax advisor as necessary before deciding whether or not to participate in the Offer and Consent Solicitation. In addition, we strongly encourage you to read this Prospectus/Offer to Exchange in its entirety, and the information and documents that have been included herein or are incorporated herein by reference, before making a decision regarding the Offer and Consent Solicitation.
General Terms
Until the Expiration Date, we are offering to holders of our warrants the opportunity to receive 0.290 common shares in exchange for each warrant they hold. Holders of the warrants tendered for exchange will not have to pay the exercise price for the tendered warrants in order to receive common shares pursuant to the Offer. Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered warrants.
No fractional shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our common shares on the Nasdaq on the last trading day of the Offer Period, less any applicable withholding taxes.
Concurrently with the Offer, we are also soliciting consents from the holders of the warrants their consent to the Warrant Amendment to permit the Company to require that (x) each public warrant that is outstanding upon the closing of the Offer be exchanged for 0.261 common shares, which is a ratio 10% less than the exchange ratio applicable to the Offer and (y) each private placement warrant that is outstanding upon the closing of the Offer be exchanged for 0.261 common shares, which is a ratio 10% less than the exchange ratio applicable to the Offer. If the Warrant Amendment is adopted with respect to a designation of warrants, the Warrant Amendment will permit us to eliminate all of the warrants of that designation that remain outstanding after the Offer is consummated. A copy of the Warrant Amendment is attached hereto as Annex A. We urge that you carefully read the Warrant Amendment in its entirety. Pursuant to the terms of the Warrant Agreement, all except certain specified modifications or amendments require the vote or written consent of holders of 50% of the then outstanding public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the Warrant Agreement with respect to the private placement warrants, 50% of the number of then outstanding private placement warrants. Therefore, if we receive the consent of 50% of the holders of the public warrants with respect to the Warrant Amendment we will be able to adopt the Warrant Amendment with respect to the public warrants, regardless of the percentage of private placement warrants that consent to the Warrant Amendment. Similarly, if we receive the consent of 50% of the holders of the private placement warrants with respect to the Warrant Amendment we will be able to adopt the Warrant Amendment with respect to the private placement warrants, regardless of the percentage of public warrants that consent to the Warrant Amendment.
Holders who tender warrants for exchange in the Offer will automatically be deemed, without any further action, to have given their consent to approval of the Warrant Amendment (effective upon our acceptance of the tendered warrants). The consent to the Warrant Amendment is a part of the Letter of Transmittal and Consent relating to the warrants.
You cannot tender any warrants for exchange in the Offer without giving your consent to the Warrant Amendment. Thus, before deciding whether to tender any warrants, you should be aware that a tender of public warrants may result in the approval of the Warrant Amendment.
The Offer and Consent Solicitation is subject to the terms and conditions contained in this Prospectus/Offer to Exchange and the Letter of Transmittal and Consent.
You may tender some or all of your warrants into the Offer.

If you elect to tender warrants in the Offer and Consent Solicitation, please follow the instructions in this Prospectus/Offer to Exchange and the related documents, including the Letter of Transmittal and Consent.
If you tender warrants, you may withdraw your tendered warrants at any time before the Expiration Date and retain them on their current terms, or amended terms if the Warrant Amendment is approved, by following the instructions herein. In addition, warrants that are not accepted by us for exchange by September 27, 2024 may thereafter be withdrawn by you until such time as the warrants are accepted by us for exchange.
Corporate Information
Our principal executive offices are located at 4009 N. Rodney Parham Road, 4th Floor, Little Rock, Arkansas 72212, and our telephone number is (501) 918-9358. We maintain a website at www.westrockcoffee.com where general information about us is available. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Prospectus/Offer to Exchange or the registration statement of which it forms a part, and the inclusion of our website address in this Prospectus/Offer to Exchange is an inactive textual reference only.
Our common shares and public warrants are listed on the Nasdaq under the symbols “WEST” and “WESTW,” respectively.
Warrants Subject to the Offer
The warrants subject to the Offer were originally issued in connection with Riverview’s initial public offering as warrants for Riverview common stock and were subsequently assumed by the Company and became warrants for common shares, in connection with the Company’s merger with Riverview. Each warrant entitles the holder to purchase one common share at a price of $11.50 per share, subject to adjustment. The public warrants are quoted on the Nasdaq under the symbol “WESTW.” As of September 5, 2024, a total of 17,118,063 public warrants and 2,026,046 private placement warrants, respectively, were outstanding. Pursuant to the Offer, we are offering up to an aggregate of 5,551,792 common shares in exchange for all of our outstanding warrants.
Offer Period
The Offer and Consent Solicitation will expire on the Expiration Date, which is 5:00 p.m., Eastern Time, on September 26, 2024, or such later time and date to which we may extend. We expressly reserve the right, in our sole discretion, at any time or from time to time, to extend the period of time during which the Offer and Consent Solicitation is open. There can be no assurance that we will exercise our right to extend the Offer Period. During any extension, all warrant holders who previously tendered warrants will have a right to withdraw such previously tendered warrants until the Expiration Date, as extended. If we extend the Offer Period, we will make a public announcement of such extension by no later than 9:00 a.m., Eastern Time, on the next business day following the Expiration Date as in effect immediately prior to such extension.
We may withdraw the Offer and Consent Solicitation only if the conditions to the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Upon any such withdrawal, we are required by Rule 13e-4(f)(5) under the Exchange Act to promptly return the tendered warrants. We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law.
At the expiration of the Offer Period, the current terms of the warrants will continue to apply to any unexchanged warrants, or the amended terms if the Warrant Amendment is approved, until the warrants expire on August 26, 2027, subject to certain terms and conditions.
Amendments to the Offer and Consent Solicitation
We reserve the right, at any time or from time to time, to amend the Offer and Consent Solicitation, including by increasing or (if the conditions to the Offer are not satisfied) decreasing the exchange ratio of common shares issued for every warrant exchanged or by changing the terms of the Warrant Amendment.

If we make a material change in the terms of the Offer and Consent Solicitation or the information concerning the Offer and Consent Solicitation, or if we waive a material condition of the Offer and Consent Solicitation, we will extend the Offer and Consent Solicitation to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. These rules require that the minimum period during which an offer must remain open after material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the changed terms or information.
If we increase or decrease the exchange ratio of our common shares issuable in exchange for a warrant, the amount of warrants sought for tender, or the dealer manager’s soliciting fees, and the Offer and Consent Solicitation is scheduled to expire at any time earlier than the end of the tenth business day from the date that we first publish, send, or give notice of such an increase or decrease, then we will extend the Offer and Consent Solicitation until the expiration of that ten-business-day period.
Other material amendments to the Offer and Consent Solicitation may require us to extend the Offer and Consent Solicitation for a minimum of five business days.
Partial Exchange Permitted
Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered warrants. If you choose to participate in the Offer, you may tender less than all of your warrants pursuant to the terms of the Offer. No fractional shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our common shares on the Nasdaq on the last trading day of the Offer Period, less any applicable withholding taxes.
Conditions to the Offer and Consent Solicitation
The Offer and Consent Solicitation are conditioned upon the following:
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the registration statement, of which this Prospectus/Offer to Exchange forms a part, shall have become effective under the Securities Act, and shall not be the subject of any stop order or proceeding seeking a stop order;

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no action or proceeding by any government or governmental, regulatory, or administrative agency, authority, or tribunal or any other person, domestic or foreign, shall have been threatened in writing, instituted, or pending before any court, authority, agency, or tribunal that directly or indirectly challenges the making of the Offer or the tender of some or all of the warrants pursuant to the Offer or otherwise relates in any manner to the Offer;

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there shall not have been any action threatened in writing, instituted, pending, or taken, or approval withheld, or any statute, rule, regulation, judgment, order, or injunction threatened in writing, proposed, sought, promulgated, enacted, entered, amended, enforced, or deemed to be applicable to the Offer or Consent Solicitation or us, by any court or any authority, agency, or tribunal that, in our reasonable judgment, would or might, directly or indirectly, (i) make the acceptance for exchange of, or exchange for, some or all of the warrants illegal or otherwise restrict or prohibit completion of the Offer or Consent Solicitation or (ii) delay or restrict our ability, or render us unable, to accept for exchange or exchange some or all of the warrants; and

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there shall not have occurred: (i) any general suspension of trading in securities in U.S. securities or financial markets; (ii) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States; (iii) any limitation (whether or not mandatory) by any government or governmental, regulatory, or administrative authority, agency, or instrumentality, domestic or foreign, or other event that, in our reasonable judgment, would or would be reasonably likely to affect the extension of credit by banks or other lending institutions; or (iv) a natural disaster, an outbreak of a pandemic or contagious disease, or a commencement or significant worsening of a war or armed hostilities or other national or international calamity, including, but not limited to, catastrophic terrorist attacks against the United States or its citizens, which, in our reasonable judgment, is or may be materially adverse to us or otherwise makes it inadvisable for us to proceed with the Offer and Consent Solicitation.
The Consent Solicitation with respect to the public warrants is conditioned on our receiving the consent of holders of 50% of the outstanding public warrants (which is the minimum threshold required to amend the Warrant Agreement with respect to the public warrants). The Consent Solicitation with respect to the private warrants is conditioned on our receiving the consent of 50% of the number of the outstanding private placement warrants (which is the minimum threshold required to amend the Warrant Agreement with respect to the private placement warrants). Therefore, if we receive the consent of 50% of the holders of the public warrants with respect to the Warrant Amendment we will be able to adopt the Warrant Amendment with respect to the public warrants, regardless of the percentage of private placement warrants that consent to the Warrant Amendment. Similarly, if we receive the consent of 50% of the holders of the private placement warrants with respect to the Warrant Amendment we will be able to adopt the Warrant Amendment with respect to the private placement warrants, regardless of the percentage of public warrants that consent to the Warrant Amendment.
We will not complete the Offer and Consent Solicitation unless and until the registration statement described above is effective. If the registration statement is not effective at the Expiration Date, we may, in our discretion, extend, suspend, or cancel the Offer and Consent Solicitation, and will inform warrant holders of such event. If we extend the Offer Period, we will make a public announcement of such extension and the new Expiration Date by no later than 9:00 a.m., Eastern Time, on the next business day following the Expiration Date as in effect immediately prior to such extension.
In addition, as to any warrant holder, the Offer and Consent Solicitation is conditioned upon such warrant holder desiring to tender warrants in the Offer delivering to the exchange agent in a timely manner the holder’s warrants to be tendered and any other required paperwork, all in accordance with the applicable procedures described in this Prospectus/Offer to Exchange and set forth in the Letter of Transmittal and Consent.
The foregoing conditions are solely for our benefit, and we may assert one or more of the conditions, in whole or in part, prior to the Expiration Date. We may also, in our sole and absolute discretion, waive these conditions in whole or in part, subject to the potential requirement to disseminate additional information and extend the Offer Period. The determination by us as to whether any condition has been satisfied shall be conclusive and binding on all parties. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed a continuing right which may be asserted at any time and from time to time prior to the Expiration Date. If any of the conditions described above are not satisfied prior to the Expiration Date, we will promptly disclose our decision whether or not to waive such condition and, if the condition is material, we may be required to extend the Offer Period. We will amend this Offer and Consent Solicitation to report material changes, such as if a material condition to the Offer is waived, as required by Rule 13e-4(c)(3) under the Exchange Act.
We may withdraw the Offer and Consent Solicitation only if the conditions of the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered warrants (and the related consent to the Warrant Amendment will be revoked). We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law.
No Recommendation; Warrant Holder’s Own Decision
None of our board of directors, our officers or employees, our affiliates, the dealer manager, the exchange agent, the information agent is making any recommendations to any warrant holder as to whether to exchange their warrants and deliver their consent to the Warrant Amendment. Each warrant holder must make its own decision as to whether to tender warrants for exchange pursuant to the Offer and consent to the amendment of the Warrant Agreement pursuant to the Consent Solicitation.
Procedure for Tendering Warrants for Exchange and Consenting to the Warrant Amendment
Issuance of common shares upon exchange of warrants pursuant to the Offer and acceptance by us of warrants for exchange pursuant to the Offer and providing your consent to the Warrant Amendment will be made only if warrants are properly tendered pursuant to the procedures described below and set forth in the Letter of Transmittal and Consent. A tender of warrants pursuant to such procedures, if and when accepted by us, will constitute a binding agreement between the tendering holder of warrants and us upon the terms and subject to the conditions of the Offer and Consent Solicitation. The proper tender of your warrants will constitute a consent to the Warrant Amendment with respect to each warrant tendered.
A tender of warrants made pursuant to any method of delivery set forth herein will also constitute an agreement and acknowledgement by the tendering warrant holder that, among other things: (i) the warrant holder agrees to exchange the tendered warrants on the terms and conditions set forth in this Prospectus/Offer to Exchange and Letter of Transmittal and Consent, in each case, as may be amended or supplemented prior to the Expiration Date; (ii) the warrant holder consents to the Warrant Amendment; (iii) the Offer is discretionary and may be extended, modified, suspended, or terminated by us as provided herein; (iv) such warrant holder is voluntarily participating in the Offer; (v) the future value of our warrants and common shares is unknown and cannot be predicted with certainty; (vi) such warrant holder has read this Prospectus/Offer to Exchange, the Letter of Transmittal and Consent, and the Warrant Amendment; and (viii) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax, or other tax-related items (“Tax Items”) related to the Offer and the disposition of warrants, the ultimate liability for all Tax Items is and remains the responsibility solely of the holder, and in that regard, such holder will authorize the Company to withhold all applicable Tax Items legally payable by or on behalf of such holder.
Registered Holders of Warrants; Beneficial Owners of Warrants
For purposes of the tender procedures set forth below, the term “registered holder” means any person in whose name warrants are registered on our books or who is listed as a participant in a clearing agency’s security position listing with respect to the warrants.
Persons whose warrants are held through a direct or indirect participant of The Depository Trust Company (“DTC”), such as a broker, dealer, commercial bank, trust company, or other financial intermediary, are not considered registered holders of those warrants but are “beneficial owners.” Beneficial owners cannot directly tender warrants for exchange pursuant to the Offer. Instead, a beneficial owner must instruct its broker, dealer, commercial bank, trust company, or other financial intermediary to tender warrants for exchange on behalf of the beneficial owner. See “— Required Communications by Beneficial Owners”.
Tendering Warrants Using Letter of Transmittal and Consent
A registered holder of warrants may tender their warrants for exchange using a Letter of Transmittal and Consent in the form provided by us with this Prospectus/Offer to Exchange. A Letter of Transmittal and Consent is to be used only if delivery of warrants is to be made by book-entry transfer to the exchange agent’s account at DTC pursuant to the procedures set forth in “— Tendering Warrants Using Book-Entry Transfer”; provided, however, that it is not necessary to execute and deliver a Letter of Transmittal and Consent if instructions with respect to the tender of such warrants are transmitted through DTC’s Automated Tender Offer Program (“ATOP”). If you are a registered holder of warrants, unless you intend to tender those warrants through ATOP, you should complete, execute, and deliver a Letter of Transmittal and Consent to indicate the action you desire to take with respect to the Offer and Consent Solicitation.
In order for warrants to be properly tendered for exchange pursuant to the Offer using a Letter of Transmittal and Consent, the registered holder of the warrants being tendered must ensure that the exchange agent receives the following: (i) a properly completed and duly executed Letter of Transmittal and Consent, in accordance with the instructions of the Letter of Transmittal and Consent (including any required signature guarantees); (ii) delivery of the warrants by book-entry transfer to the exchange agent’s account at DTC; and (iii) any other documents required by the Letter of Transmittal and Consent.
In the Letter of Transmittal and Consent, the tendering registered warrant holder must set forth: (i) its name and address; (ii) the number of warrants being tendered by the holder for exchange; and (iii) certain other information specified in the form of Letter of Transmittal and Consent.

In certain cases, all signatures on the Letter of Transmittal and Consent must be guaranteed by an Eligible Institution (as defined below). See “— Signature Guarantees.”
If the Letter of Transmittal and Consent is signed by someone other than the registered holder of the tendered warrants (for example, if the registered holder has assigned the warrants to a third-party), or if our common shares to be issued upon exchange of the tendered warrants are to be issued in a name other than that of the registered holder of the tendered warrants, the tendered warrants must be properly accompanied by appropriate assignment documents, in either case, signed exactly as the name(s) of the registered holder(s) appear on the warrants, with the signature(s) on the warrants or assignment documents guaranteed by an Eligible Institution.
Any warrants duly tendered and delivered as described above shall be automatically cancelled upon the issuance of common shares in exchange for such warrants as part of the completion of the Offer.
Signature Guarantees
In certain cases, all signatures on the Letter of Transmittal and Consent must be guaranteed by an “Eligible Institution.” An “Eligible Institution” is a bank, broker dealer, credit union, savings association, or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association, or other entity that is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Exchange Act.
Signatures on the Letter of Transmittal and Consent need not be guaranteed by an Eligible Institution if (i) the Letter of Transmittal and Consent is signed by the registered holder of the warrants tendered therewith exactly as the name of the registered holder appears on such warrants and such holder has not completed the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” in the Letter of Transmittal and Consent, or (ii) such warrants are tendered for the account of an Eligible Institution. In all other cases, an Eligible Institution must guarantee all signatures on the Letter of Transmittal and Consent by completing and signing the table in the Letter of Transmittal and Consent entitled “Guarantee of Signature(s).”
Required Communications by Beneficial Owners
Persons whose warrants are held through a direct or indirect DTC participant, such as a broker, dealer, commercial bank, trust company, or other financial intermediary, are not considered registered holders of those warrants, but are “beneficial owners,” and must instruct the broker, dealer, commercial bank, trust company, or other financial intermediary to tender warrants on their behalf. Your broker, dealer, commercial bank, trust company, or other financial intermediary should have provided you with an “Instructions Form” with this Prospectus/Offer to Exchange. The Instructions Form is also filed as an exhibit to the registration statement of which this Prospectus/Offer to Exchange forms a part. The Instructions Form may be used by you to instruct your broker or other custodian to tender and deliver warrants on your behalf.
Tendering Warrants Using Book-Entry Transfer
The exchange agent has established an account for the warrants at DTC for purposes of the Offer and Consent Solicitation. Any financial institution that is a participant in DTC’s system may make book-entry delivery of warrants by causing DTC to transfer such warrants into the exchange agent’s account in accordance with ATOP. However, even though delivery of warrants may be effected through book-entry transfer into the exchange agent’s account at DTC, a properly completed and duly executed Letter of Transmittal and Consent (with any required signature guarantees), or an “Agent’s Message” as described in the next paragraph, and any other required documentation, must in any case also be transmitted to and received by the exchange agent at its address set forth in this Prospectus/Offer to Exchange prior to the Expiration Date, or the guaranteed delivery procedures described under “— Guaranteed Delivery Procedures” must be followed.
DTC participants desiring to tender warrants for exchange pursuant to the Offer may do so through ATOP and, in that case, the participant need not complete, execute, and deliver a Letter of Transmittal and Consent. DTC will verify the acceptance and execute a book-entry delivery of the tendered warrants to the exchange agent’s account at DTC. DTC will then send an “Agent’s Message” to the exchange agent for acceptance. Delivery of the Agent’s Message by DTC will satisfy the terms of the Offer and Consent Solicitation as to execution and delivery of a Letter of Transmittal and Consent by the DTC participant identified in the Agent’s Message. The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the warrants for exchange that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and Consent and that we may enforce such agreement against the participant. Any DTC participant tendering by book-entry transfer must expressly acknowledge that it has received and agrees to be bound by the Letter of Transmittal and Consent and that the Letter of Transmittal and Consent may be enforced against it.
Any warrants duly tendered and delivered as described above shall be automatically cancelled upon the issuance of common shares in exchange for such warrants as part of the completion of the Offer.
Delivery of a Letter of Transmittal and Consent or any other required documentation to DTC does not constitute delivery to the exchange agent. See “— Timing and Manner of Deliveries.”
Guaranteed Delivery Procedures
If a registered holder of warrants desires to tender its warrants for exchange pursuant to the Offer, but (i) the procedure for book-entry transfer cannot be completed on a timely basis or (ii) time will not permit all required documents to reach the exchange agent prior to the Expiration Date, the holder can still tender its warrants if all the following conditions are met:
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the tender is made by or through an Eligible Institution;

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the exchange agent receives by mail, overnight courier, or electronic mail transmission, prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery in the form we have provided with the Letter of Transmittal and Consent, with signatures guaranteed by an Eligible Institution; and

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a confirmation of a book-entry transfer into the exchange agent’s account at DTC of all warrants delivered electronically, together with a properly completed and duly executed Letter of Transmittal and Consent with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message in accordance with ATOP), and any other documents required by the Letter of Transmittal and Consent, must be received by the exchange agent within one day that the Nasdaq is open for trading after the date the exchange agent receives such Notice of Guaranteed Delivery.

In any case where the guaranteed delivery procedure is utilized for the tender of warrants pursuant to the Offer, the issuance of common shares for those warrants tendered for exchange pursuant to the Offer and accepted pursuant to the Offer will be made only if the exchange agent has timely received the applicable foregoing items.
Timing and Manner of Deliveries
UNLESS THE GUARANTEED DELIVERY PROCEDURES DESCRIBED ABOVE ARE FOLLOWED, WARRANTS WILL BE PROPERLY TENDERED ONLY IF, BY THE EXPIRATION DATE, THE EXCHANGE AGENT RECEIVES SUCH WARRANTS BY BOOK-ENTRY TRANSFER, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND CONSENT OR AN AGENT’S MESSAGE.
ALL DELIVERIES IN CONNECTION WITH THE OFFER AND CONSENT SOLICITATION, INCLUDING ANY LETTER OF TRANSMITTAL AND CONSENT AND THE TENDERED WARRANTS, MUST BE MADE TO THE EXCHANGE AGENT. NO DELIVERIES SHOULD BE MADE TO US. ANY DOCUMENTS DELIVERED TO US WILL NOT BE FORWARDED TO THE EXCHANGE AGENT AND THEREFORE WILL NOT BE DEEMED TO BE PROPERLY TENDERED. THE METHOD OF DELIVERY OF ALL REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING WARRANT HOLDERS. IF DELIVERY IS BY MAIL, WE

RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED (PROPERLY INSURED). IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.
Determination of Validity
All questions as to the form of documents and the validity, eligibility (including time of receipt), and acceptance for exchange of any tender of warrants will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders of warrants that we determine are not in proper form or reject tenders of warrants that may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in any tender of any particular warrant, whether or not similar defects or irregularities are waived in the case of other tendered warrants. Neither we nor any other person will be under any duty to give notice of any defect or irregularity in tenders, nor shall any of us or them incur any liability for failure to give any such notice.
Fees and Commissions
Tendering warrant holders who tender warrants directly to the exchange agent will not be obligated to pay any charges or expenses of the exchange agent, the dealer manager, or any brokerage commissions. Beneficial owners who hold warrants through a broker or bank should consult that institution as to whether or not such institution will charge the owner any service fees in connection with tendering warrants on behalf of the owner pursuant to the Offer and Consent Solicitation.
Transfer Taxes
We will pay all transfer taxes, if any, applicable to the transfer of warrants by a registered holder to us in the Offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. Other reasons transfer taxes could be imposed include (i) if our common shares are to be registered or issued in the name of any person other than the person signing the Letter of Transmittal and Consent or (ii) if tendered warrants are registered in the name of any person other than the person signing the Letter of Transmittal and Consent. If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the Letter of Transmittal and Consent, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payment due with respect to the warrants tendered by such holder.
Withdrawal Rights
By tendering warrants for exchange, a holder will be deemed to have validly delivered its consent to the Warrant Amendment. Tenders of warrants made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. Consents to the Warrant Amendment in connection with the Consent Solicitation may be revoked at any time before the Expiration Date by withdrawing the tender of your warrants. A valid withdrawal of tendered warrants before the Expiration Date will be deemed to be a concurrent revocation of the related consent to the Warrant Amendment. Tenders of warrants and consent to the Warrant Amendment may not be withdrawn after the Expiration Date. If the Offer Period is extended, you may withdraw your tendered warrants at any time until the expiration of such extended Offer Period. After the Offer Period expires, such tenders are irrevocable; provided, however, that warrants that are not accepted by us for exchange by September 27, 2024 may thereafter be withdrawn by you until such time as the warrants are accepted by us for exchange.
To be effective, a written notice of withdrawal must be timely received by the exchange agent at its address identified in this Prospectus/Offer to Exchange. Any notice of withdrawal must specify the name of the person who tendered the warrants for which tenders are to be withdrawn and the number of warrants to be withdrawn. If the warrants to be withdrawn have been delivered to the exchange agent, a signed notice of withdrawal must be submitted prior to release of such warrants. In addition, such notice must specify the name of the registered holder (if different from that of the tendering warrant holder). A withdrawal may not be cancelled, and warrants for which tenders are withdrawn will thereafter be deemed not validly tendered for purposes of the Offer and Consent Solicitation. However, warrants for which tenders are withdrawn may be tendered again by following one of the procedures described above in this section titled “— Procedure for Tendering Warrants for Exchange” at any time prior to the Expiration Date.
A beneficial owner of warrants desiring to withdraw tendered warrants previously delivered through DTC should contact the DTC participant through which such owner holds its warrants. In order to withdraw warrants previously tendered, a DTC participant may, prior to the Expiration Date, withdraw its instruction by (i) withdrawing its acceptance through DTC’s Participant Tender Offer Program (“PTOP”) function or (ii) delivering to the exchange agent, by mail or overnight courier, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant. A withdrawal of an instruction must be executed by a DTC participant as such DTC participant’s name appears on its transmission through the PTOP function to which such withdrawal relates. If the tender being withdrawn was made through ATOP, it may only be withdrawn through PTOP, and not by hard copy delivery of withdrawal instructions. A DTC participant may withdraw a tendered warrant only if such withdrawal complies with the provisions described in this paragraph.
A holder who tendered its warrants other than through DTC should send written notice of withdrawal to the exchange agent specifying the name of the warrant holder who tendered the warrants being withdrawn. All signatures on a notice of withdrawal must be guaranteed by an Eligible Institution, as described above in the section titled “— Procedure for Tendering Warrants for Exchange — Signature Guarantees”; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the warrants being withdrawn are held for the account of an Eligible Institution. Withdrawal of a prior warrant tender will be effective upon receipt of the notice of withdrawal by the exchange agent. Selection of the method of notification is at the risk of the warrant holder, and notice of withdrawal must be timely received by the exchange agent.
All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by us, in our sole discretion, which determination shall be final and binding. Neither we nor any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.
Acceptance for Issuance of Shares
Upon the terms and subject to the conditions of the Offer and Consent Solicitation, we will accept for exchange warrants validly tendered until the Expiration Date, which is 5:00 p.m., Eastern Time, on September 26, 2024, or such later time and date to which we may extend. Our common shares to be issued upon exchange of warrants pursuant to the Offer, along with written notice from Exchange Agent confirming the balance of any warrants not exchanged, will be delivered promptly following the Expiration Date. In all cases, warrants will only be accepted for exchange pursuant to the Offer after timely receipt by the exchange agent of (i) book-entry delivery of the tendered warrants, (ii) a properly completed and duly executed Letter of Transmittal and Consent, or compliance with ATOP where applicable, (iii) any other documentation required by the Letter of Transmittal and Consent, and (iv) any required signature guarantees.
For purposes of the Offer and Consent Solicitation, we will be deemed to have accepted for exchange warrants that are validly tendered and for which tenders are not withdrawn, unless we give written notice to the warrant holder of our non-acceptance.
Announcement of Results of the Offer and Consent Solicitation
We will announce the final results of the Offer and Consent Solicitation, including whether all of the conditions to the Offer and Consent Solicitation have been satisfied or waived and whether we will accept the tendered warrants for exchange, promptly following the end of the Offer Period. The announcement will be made by a press release and by amendment to the Schedule TO we will file with the SEC in connection with the Offer and Consent Solicitation.
Background and Purpose of the Offer and Consent Solicitation
Both the audit and finance committee of our board of directors and our board of directors, in each case, with only directors disinterested in the transaction participating, approved the Offer and Consent

Solicitation on August 23, 2024. The purpose of the Offer and Consent Solicitation is to attempt to simplify our capital structure and increase the number of common shares available for trading. Both the audit and finance committee of our board of directors and our board of directors have determined that the Offer and Consent Solicitation are in the best interests of the Company and its stockholders. In reaching this determination, our audit and finance committee of our board of directors and our board of directors considered, among other things, the benefits to the Company and its stockholders of simplifying our capital structure and increasing the number of common shares available for trading, the current and historical trading price of the common shares and warrants, the dilutive effect of the Offer and Consent Solicitation on the holders of our common shares and the terms of the warrants, including the exercise price and expiration date. The warrants that are tendered for exchange pursuant to the Offer will be retired and cancelled automatically upon the issuance of common shares in exchange for such warrants pursuant to the Offer.
Agreements, Regulatory Requirements, and Legal Proceedings
Except for the Warrant Agreement and the Tender and Support Agreement, there are no present or proposed agreements, arrangements, understandings, or relationships between us, and any of our directors, executive officers, affiliates, or any other person relating, directly or indirectly, to the Offer and Consent Solicitation or to our securities that are the subject of the Offer and Consent Solicitation.
Pursuant to the Tender and Support Agreement, parties representing approximately 48.8% of the outstanding public warrants and 95.0% of the outstanding private placement warrants have agreed to tender their public warrants and private placement warrants (as applicable) in the Offer and to consent to the Warrant Amendment in the Consent Solicitation. Accordingly, if holders of an additional approximately 1.2% of the outstanding public warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described herein are satisfied or waived, then the Warrant Amendment will be adopted with respect to the public warrants. With respect to the private placement warrants, because holders of approximately 95.0% of the outstanding private placement warrants have agreed to consent to the Warrant Amendment in the Consent Solicitation, if the other conditions described in the Prospectus/Offer to Exchange are satisfied or waived, then the Warrant Amendment will be adopted with respect to the private placement warrants.
Except for the requirements of applicable federal and state securities laws, we know of no federal or state regulatory requirements to be complied with or federal or state regulatory approvals to be obtained by us in connection with the Offer and Consent Solicitation. There are no antitrust laws applicable to the Offer and Consent Solicitation. The margin requirements under Section 7 of the Exchange Act, and the related regulations thereunder, are inapplicable to the Offer and Consent Solicitation.
There are no pending legal proceedings relating to the Offer and Consent Solicitation.
Interests of Directors, Executive Officers, and Others
We do not beneficially own any of the outstanding warrants. The following table lists the warrants beneficially owned by our directors, named executive officers, and five percent holders of our common shares and any of their respective affiliates as of September 5, 2024:
Name and Address of Beneficial Holder	Aggregate Number of Public Warrants Beneficially Owned	Percentage of Public Warrants Beneficially Owned	Aggregate Number of Private Warrants Beneficially Owned	Percentage of Private Warrants Beneficially Owned
Executive Officers and Directors
Scott T. Ford	—	—%	—	—%
T. Christopher Pledger	—	—%	—	—%
William A. Ford	—	—%	—	—%
Robert P. McKinney	—	—%	—	—%
Blake Schuhmacher	—	—%	—	—%

Name and Address of Beneficial Holder	Aggregate Number of Public Warrants Beneficially Owned	Percentage of Public Warrants Beneficially Owned	Aggregate Number of Private Warrants Beneficially Owned	Percentage of Private Warrants Beneficially Owned
Joe T. Ford	—	—%	—	—%
R. Patrick Kruczek	—	—%	—	—%
Hugh McColl, III	—	—%	—	—%
R. Brad Martin	2,058,057	12%	—	—%
Mark A. Edmunds	74,000	0%	—	—%
Josie C. Natori	—	—%	—	—%
Leslie Starr	74,000	0%	—	—%
Oluwatoyin Umesiri	—	—%	—	—%
Jeffrey H. Fox	—	—%	—	—%
All current directors and executive officers as a group (14 individuals)	2,206,057	13%	—	—%
5% Holders:
Westrock Group, LLC	—	—%	—	—%
Brown Brothers Harriman & Co.	—	—%	—	—%
The Stephens Group, LLC	—	—%	—	—%
Sowell Westrock, L.P.	—	—%	—	—%
HF Direct Investments Pool, LLC	—	—%	—	—%
Southeastern Asset Management, Inc.	—	—%	—	—%
R. Brad Martin, and certain of his related persons and affiliated trusts, have agreed pursuant to the Tender and Support Agreements to tender their warrants pursuant to the Offer. No such persons or entities will receive any benefit by virtue of participation in the Offer or Consent Solicitation that is not shared on a pro rata basis with holders of the outstanding warrants exchanged pursuant to the Offer. None of our other directors, executive officers, or controlling persons or any of their respective affiliates are required to or have indicated that they will participate in the Offer.
Except as set forth in the following sentence, during the three months ended June 30, 2024, none of the Company’s directors or officers (as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934) adopted or terminated a Rule 10b5-1 trading arrangement or non-Rule 10b5-1 trading arrangement (as such terms are defined in Item 408 of Regulation S-K). On March 18, 2024, Mr. T. Christopher Pledger, the Company’s Chief Financial Officer, entered into a Rule 10b5-1 trading arrangement (the “10b5-1 Plan”) to sell up to 30,000 common shares during the period starting 90 days after the date of the 10b5-1 Plan and ending on March 31, 2025, subject to certain conditions.

MARKET INFORMATION, DIVIDENDS, AND RELATED STOCKHOLDER MATTERS
Market Information of Common Shares and Warrants
Our common shares and public warrants are listed on the Nasdaq under the symbols “WEST” and “WESTW,” respectively. As of September 5, 2024, a total of 17,118,063 public warrants and 2,026,046 private placement warrants, respectively, were outstanding. The closing price of our common shares and public warrants on September 5, 2024 was $8.35 and $2.44, respectively.
The following table sets forth, for the periods indicated, the high and low sales prices per common share of and per public warrant as reported on Nasdaq for periods subsequent to August 26, 2022 and of the common stock and public warrants of Riverview for periods prior to August 26, 2022:
Period	Low Sales Price of Common Shares	High Sales Price of Common Shares	Low Sales Price of Public Warrants	High Sales Price of Public Warrants
July 1, 2024 to September 5, 2024	$7.58	$10.25	$1.22	$2.84
Quarter ended June 30, 2024	$9.60	$10.99	$0.92	$2.54
Quarter ended March 31, 2024	$8.86	$11.21	$1.34	$2.64
Quarter ended December 31, 2023	$6.88	$10.49	$0.90	$2.67
Quarter ended September 30, 2023	$8.58	$11.89	$1.80	$3.23
Quarter ended June 30, 2023	$10.28	$12.90	$2.25	$3.28
Quarter ended March 31, 2023	$10.50	$13.90	$1.58	$2.46
Quarter ended December 30, 2022	$9.34	$14.71	$1.01	$2.51
Quarter ended September 30, 2022	$9.52	$14.40	$0.90	$1.87
As of August 23, 2024, there were approximately 18 holders of record of our common shares, 14 holders of record of our Series A preferred stock, one holder of record of our public warrants, and 2 holders of record of our private placement warrants. Such numbers do not include holders whose shares are held in nominee or “street name” accounts through banks, brokers or other financial institutions.
Dividends
We have never declared or paid any dividends on our common shares or Series A preferred stock. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.
Source and Amount of Funds
Because this transaction is an offer to holders to exchange their existing warrants for our common shares, there is no source of funds or other cash consideration being paid by us to, or to us from, those tendering warrant holders pursuant to the Offer, other than the amount of cash paid in lieu of a fractional share in the Offer. We estimate that the total amount of cash required to complete the transactions contemplated by the Offer and Consent Solicitation, including the payment of any fees, expenses and other related amounts incurred in connection with the Offer and Consent Solicitation and the payment of cash in lieu of fractional shares, will be approximately $1.0 million. We expect to have sufficient funds to complete the transactions contemplated by the Offer and Consent Solicitation and to pay fees, expenses, and other related amounts from our cash on hand.
Exchange Agent
Computershare Inc. and its affiliate, Computershare Trust Company, N.A., have been appointed as the exchange agent for the Offer and Consent Solicitation. The Letter of Transmittal and Consent and all

correspondence in connection with the Offer should be sent or delivered by each holder of the warrants, or a beneficial owner’s custodian bank, depositary, broker, trust company, or other nominee, to the exchange agent at the address and telephone numbers set forth on the back cover page of this Prospectus/Offer to Exchange. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.
Information Agent
D.F. King & Co., Inc. has been appointed as the information agent for the Offer and Consent Solicitation, and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this Prospectus/Offer to Exchange or the Letter of Transmittal and Consent should be directed to the information agent at the address and telephone numbers set forth on the back cover page of this Prospectus/Offer to Exchange.
Dealer Manager and Solicitation Agent
We have retained Stifel, Nicolaus & Company, Incorporated to act as dealer manager in connection with the Offer and Consent Solicitation and will pay the dealer manager a customary fee as compensation for its services. We will also reimburse the dealer manager for certain expenses. The obligations of the dealer manager to perform this function are subject to certain conditions. We have agreed to indemnify the dealer manager against certain liabilities, including liabilities under the federal securities laws. Questions about the terms of the Offer or Consent Solicitation may be directed to the dealer manager at its address and telephone number set forth on the back cover page of this Prospectus/Offer to Exchange.
The dealer manager and solicitation agent and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. The dealer manager and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they have received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the dealer manager and its affiliates, officers, directors, and employees may purchase, sell, or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps, and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities, and/or instruments of us (directly, as collateral securing other obligations, or otherwise) and/or persons and entities with relationships with us. The dealer manager and its affiliates may also communicate independent investment recommendations, market color, or trading ideas and/or publish or express independent research views in respect of such assets, securities, or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities, and instruments. In the ordinary course of its business, the dealer manager or its affiliates may at any time hold long or short positions, and may trade for their own accounts or the accounts of customers, in securities of the Company, including warrants, and, to the extent that the dealer manager or its affiliates own warrants during the Offer and Consent Solicitation, they may tender such warrants under the terms of the Offer and Consent Solicitation.
Fees and Expenses
The expenses of soliciting tenders of the warrants and the Consent Solicitation will be borne by us. The principal solicitations are being made by mail; however, additional solicitations may be made by facsimile transmission, telephone, or in person by the dealer manager and the information agent, as well as by our officers and other employees and affiliates.
You will not be required to pay any fees or commissions to us, the dealer manager, the exchange agent, or the information agent in connection with the Offer and Consent Solicitation. If your warrants are held through a broker, dealer, commercial bank, trust company, or other nominee that tenders your warrants on your behalf, your broker or other nominee may charge you a commission or service fee for doing so. You should consult your broker, dealer, commercial bank, trust company, or other nominee to determine whether any charges will apply.
Transactions and Agreements Concerning Our Securities
Other than as set forth below and (i) in the sections of this Prospectus/Offer to Exchange titled “The Offer and Consent Solicitation — Interests of Directors, Executive Officers, and Others”, “Description of Securities” and “Investor Rights Agreement”, (ii) the section of our annual report on Form 10-K for the year ended December 31, 2023 titled “Certain Relationships and Related Transactions, and Director Independence” (incorporated by reference from our proxy statement for the 2024 annual meeting of our stockholders), which such section is incorporated herein by reference, and (iii) as set forth in our amended and restated certificate of incorporation, there are no agreements, arrangements, or understandings between the Company, or any of our directors or executive officers, and any other person with respect to our securities that are the subject of the Offer and Consent Solicitation.
Neither we, nor any of our directors, executive officers, or controlling persons, or any executive officers, directors, managers, or partners of any of our controlling persons, has engaged in any transactions in our warrants in the last 60 days.
Tender and Support Agreement
Each of Zazove Associates, LLC (on behalf of certain accounts), Silverleafe Capital Partners, LLC (on behalf of certain accounts), Highbridge Tactical Credit Institutional Fund, Ltd., Highbridge Tactical Credit Master Fund, L.P. and NFC Special Acquisition, LLC, who collectively represent approximately 48.8% of the outstanding public warrants and 95.0% of the outstanding private placement warrants have agreed pursuant to the Tender and Support Agreement (i) to tender public warrants and private placement warrants (as applicable) in the Offer, and (ii) to consent to the Warrant Amendment in the Consent Solicitation.
Accordingly, if holders of an additional approximately 1.2% of the outstanding public warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described herein are satisfied or waived, then the Warrant Amendment will be adopted with respect to the public warrants. With respect to the private placement warrants, because holders of approximately 95.0% of the outstanding private placement warrants have agreed to consent to the Warrant Amendment in the Consent Solicitation, if the other conditions described in the Prospectus/Offer to Exchange are satisfied or waived, then the Warrant Amendment will be adopted with respect to the private placement warrants.
Registration Under the Exchange Act
The warrants currently are registered under the Exchange Act. This registration may be terminated upon application by us to the SEC if there are fewer than 300 record holders of the warrants. We currently do not intend to terminate the registration of the warrants, if any, that remain outstanding after completion of the Offer and Consent Solicitation. Notwithstanding any termination of the registration of our warrants, we will continue to be subject to the reporting requirements under the Exchange Act as a result of the continuing registration of our common shares.
Accounting Treatment
We will account for the exchange of warrants as a common share issuance and removal of the applicable portion of the warrant liabilities (at fair market value prior to the exchange) for no additional value. The par value of each common share issued in the Offer will be recorded as an increase in common shares, a decrease to the warrant liabilities and an increase in additional paid-in capital. Any cash paid in lieu of fractional shares will be recorded as a decrease in cash and an increase in additional paid-in capital. The Offer will not modify the current accounting treatment for the unexchanged warrants.
Absence of Appraisal or Dissenters’ Rights
Holders of the warrants do not have any appraisal or dissenters’ rights under applicable law in connection with the Offer and Consent Solicitation.

Material U.S. Federal Income Tax Consequences
The following discussion is a summary of the material U.S. federal income tax consequences (i) of the receipt of common shares by U.S. Holders (as defined below) in exchange for our warrants pursuant to the Offer or pursuant to the terms of the Warrant Amendment and (ii) of the adoption of the Warrant Amendment to U.S. Holders who do not exchange warrants pursuant to the Offer, but does not purport to be a complete analysis of all potential tax effects. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our warrants or common shares. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the receipt of common shares in exchange for our warrants pursuant to the Offer or pursuant to the terms of the Warrant Amendment, or the adoption of the Warrant Amendment.
This discussion is limited to U.S. Holders (as defined below) that hold our warrants as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income, FATCA (defined for this purpose to mean Sections 1471 through 1474 of the Code, the Treasury Regulations and administrative guidance promulgated thereunder, any intergovernmental agreements entered in connection therewith and any non-U.S. laws implementing any of the foregoing), or any alternative minimum tax, nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax (such as estate or gift tax laws). In addition, it does not address consequences relevant to holders subject to special rules under the U.S. federal income tax laws, including, without limitation:
•
banks, insurance companies, and other financial institutions;

•
real estate investment trusts or regulated investment companies;

•
broker-dealers or traders in securities;

•
taxpayers that are subject to the mark-to-market tax accounting rules;

•
corporations that accumulate earnings to avoid U.S. federal income tax;

•
S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt organizations or governmental organizations;

•
persons who actually or constructively own five percent or more (by vote or value) of our common shares (except to the extent specifically set forth below);

•
persons who received our warrants pursuant to the exercise of any employee stock option, in connection with the performance of services, or otherwise as compensation;

•
tax-qualified retirement plans;

•
U.S. Holders whose functional currency is not the U.S. dollar;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to the warrants being taken into account in an applicable financial statement;

•
persons holding our warrants or common shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction; and

•
U.S. expatriates and former citizens or long-term residents of the United States.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our warrants or common shares, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our warrants or common shares and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THIS DISCUSSION DOES NOT ADDRESS HOLDERS WHO ARE NOT U.S. HOLDERS, AND SUCH NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE OFFER AND CONSENT SOLICITATION, INCLUDING UNDER THE U.S. FEDERAL INCOME TAX LAWS. ALL HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE OFFER AND CONSENT SOLICITATION WITH RESPECT TO THEIR PARTICULAR SITUATIONS, INCLUDING UNDER ANY U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our warrants or common shares received in exchange for warrants that, for U.S. federal income tax purposes, is or is treated as any of the following:
•
an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Exchange of Warrants for Common Shares
For those U.S. Holders of our warrants participating in the Offer and for any U.S. Holders of our warrants subsequently exchanged for common shares pursuant to the terms of the Warrant Amendment, we intend to treat the exchange of warrants for our common shares as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Under such treatment, generally: (i) a U.S. Holder would not recognize any gain or loss on the exchange of warrants for our common shares (except to the extent of any cash payment received in lieu of a fractional share), (ii) a U.S. Holder’s aggregate tax basis in the common shares received in the exchange would equal its aggregate tax basis in the warrants surrendered in the exchange (except to the extent of any tax basis allocated to a fractional share for which a cash payment is received), and (iii) a U.S. Holder’s holding period for the common shares received in the exchange would include its holding period for the surrendered warrants. Special tax basis and holding period rules apply to U.S. Holders that acquired warrants at different prices or at different times. You should consult your tax advisor as to the applicability of these special rules to your particular circumstances.
Under such treatment, any cash a U.S. Holder receives in lieu of a fractional share of our common shares generally would result in gain or loss to the U.S. Holder equal to the difference between the cash received and its tax basis in the fractional share deemed received and exchanged for cash.
Because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of the exchange of our warrants for our common shares, there can be no assurance in this regard, and alternative characterizations by the IRS or a court are possible, including ones that would require U.S. Holders to recognize taxable income. If our treatment of the exchange of our warrants for our common shares were successfully challenged by the IRS and such exchange were not treated as a recapitalization for United States federal income tax purposes, exchanging U.S. Holders may be treated as having exchanged their warrants in a fully taxable transaction.
Although we believe the exchange of our warrants for our common shares pursuant to the Offer or any subsequent exchange pursuant to the terms of the Warrant Amendment is a value-for-value transaction, because of the uncertainty inherent in any valuation, there can be no assurance that the IRS or a court would agree. If the IRS or a court were to view the exchange pursuant to the Offer or any subsequent exchange pursuant to the terms of the Warrant Amendment as the issuance of common shares to an exchanging holder having a value in excess of the warrants surrendered by such holder, such excess value could be viewed as a constructive dividend or a fee received in consideration for consenting to the Warrant Amendment (which constructive dividend or fee may be taxable to a U.S. Holder and may be taxable as ordinary income).
If a U.S. Holder exchanges our warrants for our common shares pursuant to the Offer or if a U.S. Holder’s warrants are subsequently exchanged for our common shares pursuant to the Warrant Amendment, and if such U.S. Holder holds 5% or more of our common shares prior to the exchange, or if such U.S. Holder holds warrants and other securities of ours prior to the exchange with a tax basis of $1 million or more, such U.S. Holder will be required to file with its U.S. federal income tax return for the year in which the exchange occurs a statement setting forth certain information relating to the exchange and to maintain permanent records containing such information.
Warrants not Exchanged for Common Shares
Although it is unclear under existing law whether the adoption of the Warrant Amendment would be a realization event for U.S. federal income tax purposes, if the Warrant Amendment is approved, we intend to treat all warrants not exchanged for common shares in the Offer as having been exchanged for “new” warrants pursuant to the Warrant Amendment and to treat such deemed exchange as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Under such treatment, generally: (i) a U.S. Holder would not recognize any gain or loss on the deemed exchange of warrants for “new” warrants, (ii) a U.S. Holder’s aggregate tax basis in the “new” warrants deemed to be received in the exchange would equal its aggregate tax basis in its existing warrants deemed surrendered in the exchange, and (iii) a U.S. Holder’s holding period for the “new” warrants deemed to be received in the exchange would include its holding period for the warrants deemed surrendered. Special tax basis and holding period rules apply to holders that acquired our warrants at different prices or at different times. You should consult your tax advisor as to the applicability of these special rules to your particular circumstances.
Because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of a deemed exchange of our warrants for “new” warrants pursuant to the Warrant Amendment, there can be no assurance in this regard, and alternative characterizations by the IRS or a court are possible, including ones that would require U.S. Holders to recognize taxable income. If our treatment of the deemed exchange of our warrants for “new” warrants pursuant to the Warrant Amendment were successfully challenged by the IRS and such exchange were not treated as a recapitalization for United States federal income tax purposes, exchanging U.S. Holders may be treated as having exchanged their warrants for “new” warrants in a fully taxable transaction.
Information Reporting and Backup Withholding
Any cash proceeds received by a U.S. Holder in lieu of fractional shares generally are subject to information reporting to the IRS and possible U.S. backup withholding (currently at a rate of 24%). To prevent backup withholding, U.S. Holders should (i) furnish a properly completed IRS Form W-9 (or appropriate substitute) certifying such U.S. Holder’s correct taxpayer identification number and that such U.S. Holder is not subject to backup withholding and otherwise complying with all applicable requirements of the backup withholding rules; or (ii) otherwise establish an exemption.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
Exchange Agent
The depositary and exchange agent for the Offer and Consent Solicitation is:
Computershare Trust Company, N.A.
Computershare Inc.
150 Royall Street
Canton, MA 02021

Additional Information; Amendments
We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this Prospectus/Offer to Exchange is a part. We recommend that warrant holders review the Schedule TO, including the exhibits, and our other materials that have been filed with the SEC before making a decision on whether to accept the Offer and Consent Solicitation.
We will assess whether we are permitted to make the Offer and Consent Solicitation in all jurisdictions. If we determine that we are not legally able to make the Offer and Consent Solicitation in a particular jurisdiction, we will inform warrant holders of this decision. The Offer and Consent Solicitation is not made to those holders who reside in any jurisdiction where the offer or solicitation would be unlawful.
Our board of directors recognizes that the decision to accept or reject the Offer and Consent Solicitation is an individual one that should be based on a variety of factors and warrant holders should consult with personal advisors if they have questions about their financial or tax situation.
We are subject to the information requirements of the Exchange Act and, in accordance therewith, file and furnish reports and other information with the SEC. All reports and other documents we have filed or furnished with the SEC, including the registration statement on Form S-4 relating to the Offer and Consent Solicitation, or will file or furnish with the SEC in the future, can be accessed electronically on the SEC’s website at www.sec.gov. If you have any questions regarding the Offer and Consent Solicitation or need assistance, you should contact the information agent for the Offer and Consent Solicitation. You may request additional copies of this document, the Letter of Transmittal and Consent, or the Notice of Guaranteed Delivery from the information agent. All such questions or requests should be directed to:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers call: (212) 256-9086
Call Toll Free: (800) 829-6554
Email: WESTW@dfking.com
We will amend our offering materials, including this Prospectus/Offer to Exchange, to the extent required by applicable securities laws to disclose any material changes to information previously published, sent, or given by us to warrant holders in connection with the Offer and Consent Solicitation.

DESCRIPTION OF SECURITIES
The following description summarizes certain important terms of our capital stock, including the provisions included in our certificate of incorporation, bylaws and our investor rights agreement. This description is not complete and is qualified by reference to the full text of our certificate of incorporation, bylaws and our investor rights agreement, which are included as exhibits to the registration statement of which this Prospectus/Offer to Exchange is a part, as well as the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”).
General
Our authorized capital stock consists of 300,000,000 common shares and 50,000,000 shares of preferred stock, of which 24,000,000 shares are designated as Series A preferred stock.
As of August 23, 2024, Westrock had approximately 88,446,150 common shares and 23,510,527 shares of Series A preferred stock issued and outstanding.
Common Shares
Voting
Each holder of common shares is entitled to one vote for each share on all matters submitted to a vote of the stockholders. Holders of common shares vote, as a single class, with holders of Series A preferred stock, on an as-converted basis, on all matters submitted to a vote of the stockholders.
Dividends
Subject to preferences that may apply to any outstanding preferred stock, including the Series A preferred stock, holders of common shares are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose on a non-cumulative basis.
Liquidation or Dissolution
In the event of our liquidation, dissolution or winding up, holders of common shares are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding shares of preferred stock, including the Series A preferred stock.
Conversion and Exchange
The common shares are not subject to any conversion or exchange rights.
Other Provisions
Other than preemptive rights granted to certain affiliates of Brown Brothers Harriman & Co. (the “BBH Investors”) under the terms of our investor rights agreement, holders of common shares have no preemptive or subscription rights. See the section titled “Investor Rights Agreement” for more information. There are no redemption or sinking fund provisions applicable to common shares. All outstanding shares of common shares are fully paid and non-assessable. The rights, preferences and privileges of the holders of the common shares are subject to, and may be adversely affected by, the rights of the holders of the Series A preferred stock and shares of any other series of preferred stock that we may designate and issue in the future.
Preferred Stock
Under the terms of our certificate of incorporation, our board of directors is authorized, subject to limitations prescribed by the DGCL and by our certificate of incorporation, to issue up to 24,000,000 shares of Series A preferred stock and up to 26,000,000 shares of preferred stock in one or more other series without further action by the holders of common shares. Our board of directors has the discretion, subject to limitations prescribed by the DGCL, our certificate of incorporation and our investor rights agreement, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The rights, preferences, privileges and restrictions of the Series A preferred stock are described below.
Series A Preferred Stock
Maturity
Subject to the redemption and conversion rights described below, the shares of Series A preferred stock are perpetual securities.
Priority
The Series A preferred stock ranks, with respect to dividend rights and/or distribution rights upon the liquidation, winding up or dissolution, as applicable, of Westrock: (i) senior to the common shares and each other class or series of capital stock of Westrock, the terms of which do not expressly provide that such class or series ranks senior or on parity to the Series A preferred stock as to dividend rights or distribution rights upon Westrock’s liquidation, winding up or dissolution (such stock, “Junior Stock”); (ii) on parity with any class or series of capital stock of Westrock, the terms of which expressly provide that such class or series ranks on parity with the Series A preferred stock as to dividend rights and distribution rights upon Westrock’s liquidation, winding-up or dissolution (such stock, “Parity Stock”); and (iii) junior to each class or series of any class or series of capital stock of Westrock, the terms of which expressly provide that such class or series ranks senior to the Series A preferred stock as to dividend rights or distribution rights upon Westrock’s liquidation, winding-up or dissolution (“Senior Stock”).
Voting
Each holder of the Series A preferred stock is entitled to vote, on an as-converted basis, as a single class with the holders of common shares and the holders of any other class or series of capital stock of Westrock then entitled to vote with the common shares on all matters submitted to a vote of the holders of common shares.
Consent Rights
So long as any Series A preferred stock is outstanding, Westrock may not, without the affirmative vote or consent of the holders of record of at least a majority in voting power of the Series A preferred stock, voting together as a single, separate class: (a) amend, alter or repeal any provision of the certificate of incorporation, the bylaws or any other such organizational document of Westrock that would adversely affect the rights, preferences, privileges, voting power or special rights of the Series A preferred stock, (b) amend, alter, or supplement the certificate of incorporation, the bylaws or any other such organizational document of Westrock or any provision thereof, or take any other action to authorize or create, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, or issue, any class or series of Senior Stock or Parity Stock, including with respect to dividend rights or rights upon Westrock’s liquidation, winding-up or dissolution, (c) increase or decrease the authorized number of shares of the Series A preferred stock or issue Series A preferred stock, Parity Stock or Senior Stock and (d) for so long as the BBH Investors and their controlled affiliates own at least sixty percent (60%) of the Series A preferred stock that the BBH Investors owned on August 26, 2022, consummate any Fundamental Change (as defined below) in which the holders of the Series A preferred stock would receive less than $18.50 per share (subject to customary adjustments).
“Fundamental Change” means the consummation of (i) a sale of all or substantially all of the consolidated assets of Westrock (including by way of any reorganization, merger, consolidation or other similar transaction); (ii) a direct or indirect acquisition of beneficial ownership of more than fifty percent (50%) of the voting securities of Westrock by another person or group (other than an equityholder of Westrock immediately prior to the closing of its merger transaction with Riverview or its affiliates or any “group” arising out of Westrock’s investor rights agreement) by means of any transaction or series of transactions (including any reorganization, merger, consolidation, joint venture, share transfer or other similar transaction); (iii) a consolidation, merger, reorganization or other form of acquisition of or by

Westrock or other transaction in which Westrock’s stockholders retain less than fifty percent (50%) of the voting securities of the entity resulting from such transaction (including, without limitation, an entity that, as a result of such transaction, owns Westrock either directly or indirectly through one or more subsidiaries) upon consummation of such transaction; or (iv) the obtaining by any person or group (other than an equityholder of Westrock immediately prior to the closing of its merger transaction with Riverview or its affiliates or any “group” arising out of Westrock’s investor rights agreement) of the power to elect a majority of the members of Westrock’s board of directors.
Dividends
Westrock may, subject to customary restrictions, but is not required to, declare or pay any dividends solely on the Series A preferred stock (such dividends, the “Preferred Dividends”) on a Dividend Payment Date. “Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year; provided that, if any such Dividend Payment Date is not a business day, then the applicable dividend shall be payable on the next business day immediately following such Dividend Payment Date, without any interest. The record date for payment of Preferred Dividends will be the close of business on the fifteenth (15th) day of the calendar month that contains the relevant Dividend Payment Date or such other record date fixed by our board of directors (or a duly authorized committee of our board of directors) that is not more than sixty (60) nor less than ten (10) days prior to such Dividend Payment Date.
Holders of the Series A preferred stock are entitled to receive ratably any dividends that our board of directors declares and pays on the common shares, on an as-converted basis, when paid to holders of common shares (the “Participating Dividends”). The record date for each Participating Dividend shall be the same as the record date for the corresponding dividend on the common shares.
Subject to customary exceptions, so long as any Series A preferred stock remains outstanding, unless (x) full dividends on all outstanding shares of Series A preferred stock that have been declared have been paid in full, including, in arrearage, or a sum sufficient for the payment of those dividends has been or is set aside by Westrock, (y) no Escalation Event is ongoing and (z) if any Fundamental Change has occurred, the requirement of obtaining the consent of the holders of a majority of the shares of Series A preferred stock (voting as a separate class), if applicable, was satisfied with respect to such Fundamental Change, Westrock may not declare any dividend on, or make any distributions relating to, the common shares or any other Junior Stock, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock. “Escalation Event” means (i) any event of default for a failure to make payment when due under the principal credit facility of Westrock or (ii) the failure of Westrock to redeem all Series A preferred stock that the holders thereof have elected for redemption.
For so long as any Series A preferred stock remain outstanding, if declared dividends are not paid in full upon the Series A preferred stock and any Parity Stock, all dividends declared upon the Series A preferred stock and any Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that all unpaid dividends as of the end of the most recent dividend payment period per share of Series A preferred stock and accrued and unpaid dividends as of the end of the most recent dividend period per share of any Parity Stock bear to each other.
Liquidation or Dissolution
The initial liquidation preference of the Series A preferred stock is $11.50 per share, plus any declared but unpaid dividends and subject to accretion if the PIK Rate (defined below) is in effect. In the event of our liquidation, dissolution or winding up, holders of the Series A preferred stock are entitled to receive, per share of Series A preferred stock, the greater of (a) the liquidation preference and (b) the amount such holder would have received had they converted their Series A preferred stock into common shares immediately prior to such liquidation event.
If, upon the voluntary or involuntary liquidation, winding-up or dissolution of Westrock, the assets of Westrock available for distribution to the holders of the Series A preferred stock and holders of Parity Stock are insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to the holders of the Series A preferred stock and holders of the Parity Stock shall be distributed among and paid to such holders, ratably in proportion to the respective amounts that would be payable to such holders if such assets were sufficient to permit payment in full.
Conversion, Transferability and Exchange
Holders of Series A preferred stock may voluntarily convert their shares of Series A preferred stock into a whole number of common shares at any time at a rate equal to the quotient of (a) the liquidation preference as of the applicable conversion date, divided by (b) the conversion price as of the applicable conversion date, which is currently $11.50 per share of Series A preferred stock, plus cash in lieu of fractional shares. The initial conversion price of $11.50 per share of Series A preferred stock is subject to customary adjustments for the issuance of common shares as a dividend or distribution to the holders of common shares, a subdivision or combination of the common shares, reclassification of the common shares into a greater or lesser number of shares of common shares, certain tender or exchange offers for the common shares, and issuances of common shares below a specified price.
Subject to the rights described under “Fundamental Change” below, in the event of specified extraordinary transactions, as a result of which common shares would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof), each share of Series A preferred stock outstanding immediately prior to such event will, without the consent of the holders of the Series A preferred stock, become convertible into the kind of stock, other securities or other property or assets that such holder would have been entitled to receive if such holder had converted its Series A preferred stock into common shares immediately prior to such event.
Other than as described above and under “Fundamental Change” below, the Series A preferred stock is not convertible at the option of Westrock.
Fundamental Change
For so long as the BBH Investor and its controlled affiliates own at least sixty percent (60%) of the Series A preferred stock that the BBH Investor owned as of August 26, 2022, the consummation of any Fundamental Change in which the holders of Series A preferred stock would receive less than the $18.50 per share (subject to customary adjustments) requires the consent of holders of a majority of the shares of Series A preferred stock.
In a Fundamental Change in which the consent of holders of a majority of the Series A preferred stock as a separate class is required, the holders of the Series A preferred stock will be entitled to receive the greater of (i) the liquidation preference of the Series A preferred stock and (ii) the amount such holder would have received had they converted the Series A preferred stock into common shares immediately prior to such Fundamental Change. In connection with a Fundamental Change in which the consent of holders of a majority of the Series A preferred stock as a separate class is not required, the holders of the Series A preferred stock will be entitled to receive the greater of (i) $18.50 per share of Series A preferred stock (subject to customary adjustments) and (ii) the amount such holder would have received had they converted their Series A preferred stock into common shares immediately prior to such Fundamental Change.
Westrock is required to pay the above redemption price in cash, provided that, if all or any portion of the consideration delivered to holders of common shares in such Fundamental Change consists of securities, Westrock (or its successor) may pay a portion of equal proportion, but only of equal portion, of the redemption in Qualifying Stock, with the fair market value of such Qualifying Stock (as defined below) being determined by our board of directors in good faith using reasonable methodologies. “Qualifying Stock” means securities of Westrock or the acquiring, surviving or resulting entity in such Fundamental Change or the entity controlling any such entity that has voting powers, preferences, privileges and special rights identical to the rights of the Series A preferred stock except for such differences that if made to the Series A preferred stock would not require the consent of holders of the Series A preferred stock voting as a separate class and that is listed on a nationally recognized stock exchange.
Redemption
After February 26, 2028, any holder of Series A preferred stock may require Westrock to redeem all or any whole number of such holder’s Series A preferred stock in cash, subject to applicable law and the terms of any credit agreement or similar arrangement pursuant to which a third-party lender provides debt financing to Westrock or its subsidiaries, at a redemption price per share equal to the greater of (a) the liquidation preference and (b) the product of (i) the number of common shares that would have been obtained from converting one share of Series A preferred stock on the redemption notice date and (ii) the simple average of the daily volume-weighted average price per common share for the ten (10) trading days ending on and including the trading day immediately preceding the redemption notice date.
A holder may exercise its right to redeem the Series A preferred stock by delivering a written notice to Westrock, which notice must certify (x) such holder’s address, (y) the number of shares of Series A preferred stock held by such holder and the number of shares of Series A preferred stock that such holder has elected to have redeemed and (z) the holder’s desired date of redemption, which must be a business day that is no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is sent if such notice is sent prior to February 26, 2028 and no earlier than sixty (60) days and no later than ninety (90) days otherwise, or such later date as may be required to comply with the requirements of applicable law.
To the extent any redemption is prohibited to be in cash, the liquidation preference on each unredeemed share of Series A preferred stock will start accreting daily at a rate of ten percent per annum (the “PIK Rate”). In such case, any holder of Series A preferred stock may thereafter put any outstanding Series A preferred stock to Westrock only on August 26 of the applicable year, on the above terms, with the PIK Rate increasing by two percent with respect to unredeemed shares of Series A preferred stock on each occasion that Westrock cannot satisfy the redemption entirely in cash.
After February 26, 2028, Westrock may redeem, ratably, in whole or, from time to time in part, the preferred stock of any holder then outstanding at a redemption price in cash, equal to the greater of (i) the liquidation preference and (ii) the product of (x) the number of common shares that would have been obtained from converting one share of Series A preferred stock on the date Westrock notifies holders of the call (including fractional shares for this purpose) and (y) the simple average of the daily volume weighted average price per common share for the ten trading days ending on and including the trading day immediately preceding the date of the exercise of such call by Westrock. The redemption price for the Series A preferred stock held by the BBH Investors may not be less than the $18.50 per share of Series A preferred stock (subject to adjustments); provided that Westrock may redeem such shares in such a case if it pays an incremental price per share on the redemption date to the BBH Investors equal to the difference between $18.50 (subject to adjustments) and the redemption price otherwise.
Westrock may exercise its right to redeem the Series A preferred stock by delivering a written notice to all of the holders, which notice must, among other things, state the date on which the redemption shall occur, which date shall be no earlier than thirty (30) days and no later than sixty (60) days from the redemption notice date, the number of shares of Series A preferred stock to be redeemed and, if fewer than all the shares of a holder are to be redeemed, the number of such shares of Series A preferred stock to be redeemed, and redemption price to be paid on the redemption date.
Sinking Fund
The Series A preferred stock is not subject to or entitled to the operation of a retirement or sinking fund.
Other Provisions
The BBH Investors have additional rights and obligations with respect to their Series A preferred stock under our investor rights agreement. See the section titled “Investor Rights Agreement.”
Anti-Takeover Effects of Various Provisions of Delaware Law, Our Certificate of Incorporation and Our Bylaws
Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire Westrock by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, which are summarized below, may discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of Westrock to first negotiate with our board of directors. Westrock believes that the benefits of increased protection of its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure it outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute
As a Delaware corporation, Westrock is subject to Section 203 of the DGCL regarding corporate takeovers. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless:
•
prior to the date of the transaction, the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time such transaction commenced, excluding, for purposes of determining the number of shares outstanding, (a) shares owned by persons who are directors and also officers of the corporation and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder.

In this context, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status owned, 15% or more of a corporation’s outstanding voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the common shares held by our stockholders.
A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting shares. We have not elected to “opt out” of Section 203. However, following this offering and subject to compliance with Delaware law, our organizational documents and any contractual restrictions, we could subsequently elect to “opt out” of Section 203 by such an amendment to our certificate of incorporation or bylaws.
Classified Board
Our certificate of incorporation and bylaws currently provide that our board of directors is divided into three classes, with Class III consisting of four directors and Classes I and II consisting of three directors. As of the date of this Prospectus/Offer to Exchange, the directors designated as Class I directors have terms expiring at the annual meeting of stockholders that we expect to hold in 2026. The directors designated as Class II directors have terms expiring at the annual meeting of stockholders that we expect to hold in 2027. The directors designated as Class III directors have terms expiring at the annual meeting of stockholders that we expect to hold in 2025. At each annual meeting through (and including) the 2025 annual meeting of stockholders, directors for each class will be elected for a term of three years. Under the classified board provisions, it may take two elections of directors for any individual or group to gain control of our board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Westrock. Beginning at the first annual meeting of stockholders in 2026, the directors whose terms expire at such annual meeting and any subsequent annual meeting will be elected to hold office for a one-year term expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified. The board of directors will be fully declassified following the annual meeting in 2028 with all directors standing for election for one-year terms.
At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a majority of the total voting power of shares of capital stock of Westrock present in person or represented by proxy at the meeting and entitled to vote on the matter, except that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the total voting power of shares of capital stock of Westrock present in person or represented by proxy at any such meeting.
Removal of Directors
Directors may be removed only for cause by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors; provided that once the directors are in a class that is elected for a one-year term, such director may be removed with or without cause.
Amendments to Certificate of Incorporation and Bylaws
Our certificate of incorporation provides that it may be amended or altered in any manner provided by the DGCL, provided that specified amendments will require the affirmative vote or consent of the holders of at least a majority of the shares of Series A preferred stock outstanding at such time, voting together as a separate class. See the section titled “— Series A Preferred Stock — Consent Rights” above. Our bylaws may be adopted, amended, altered or repealed by stockholders upon the approval of a majority of the voting power of all of the then outstanding shares of stock entitled to vote at an election of directors, provided that specified amendments will require the affirmative vote or consent of the holders of at least a majority of the Series A preferred stock outstanding at such time, voting together as a separate class. See the section titled “—  Series A Preferred Stock — Consent Rights” above. Additionally, subject to the rights of the Series A preferred stock, our certificate of incorporation and bylaws provide that our bylaws may be adopted, amended, altered or repealed by the board of directors.
Size of Board and Vacancies
Our certificate of incorporation and our bylaws provide that the number of directors on our board of directors is fixed exclusively by our board of directors. Our board currently consists of ten (10) directors, provided that, if certain affiliates of HF Capital, LLC exercise their director designation rights, we are required to increase the size of our board to eleven (11) directors, and otherwise, any increase or decrease to the size of the board requires the consent of certain investors specified in our investor rights agreement. Subject to the rights of certain investors specified in our investor rights agreement, any vacancies on our board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of the board of directors then in office, whether or not less than a quorum. Subject to the rights of certain investors specified in our investor rights agreement, our certificate of incorporation and our bylaws provide that any director appointed to fill a vacancy on our board of directors will hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which he or she has been appointed expires and until such director’s successor shall have been duly elected and qualified. See the section titled “Investor Rights Agreement.”
Special Stockholder Meetings
Our bylaws provide that only the chairman of the board of directors, the chief executive officer or an officer at the request of a majority of the members of the board of directors pursuant to a resolution approved by the board of directors may call special meetings of Westrock stockholders, and stockholders may not call special stockholder meetings.
Stockholder Action by Written Consent
Stockholder action must take place at the annual or a special meeting of Westrock stockholders, provided that holders of the Series A preferred stock may take action or consent to any action with respect to the matters described under the section titled “— Series A Preferred Stock — Consent Rights” above without a meeting by delivering a consent in writing or by electronic transmission of the holders of the Series A preferred stock entitled to cast not less than the minimum number of votes that would be necessary to authorize, take or consent to such action at a meeting of stockholders.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our bylaws contain advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, as well as minimum qualification requirements for stockholders making the proposals or nominations. Additionally, our bylaws require that candidates nominated by stockholders for election as a director disclose their qualifications and make customary representations, including that (a) they are not a party to any undisclosed voting commitment, any voting commitment that could interfere with their ability to fulfill their fiduciary duties as a director of Westrock, should they be elected, or any undisclosed agreement pursuant to which they would receive compensation, reimbursement or indemnification in connection with their service as a director of Westrock, (b) they will be in compliance, should they be elected, with Westrock’s corporate governance guidelines and the Westrock’s conflict of interest, confidentiality and stock ownership and trading policies and (c) they will abide by the procedures for the election of directors in our bylaws.
No Cumulative Voting
The DGCL provides that stockholders will not have the right to cumulate votes in the election of directors unless the Company’s certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.
Undesignated Preferred Stock
The authority that our board of directors possesses to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of Westrock through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of the common shares.
Terms of the Preferred Stock
There are terms of the Series A preferred stock that may discourage attempts by third parties to obtain control of Westrock through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. These include: (i) the rights of the holders of Series A preferred stock to vote as a separate class with respect to amendments to the certificate of incorporation and bylaws of Westrock that would adversely affect the rights, preferences, privileges, voting power or special rights of the Series A preferred stock and, for so long as the BBH Investors and their controlled affiliates own at least sixty percent (60%) of the Series A preferred stock that the BBH Investors owned on August 26, 2022, any Fundamental Change in which the holders of the Series A preferred stock would receive less than $18.50 per share (subject to adjustment), and (ii) the rights of the Series A preferred stock in a Fundamental Change to receive at least a specified amount. See the section titled “— Preferred Stock” above for more information.
Limitations on Liability, Indemnification of Officers and Directors, and Insurance
Elimination of Liability of Directors and Officers
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors or officers, as applicable, except for liability (1) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for a director under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions), (4) for any transaction from which the director derived an improper personal benefit, or (5) for an officer, in any action by or in right of the corporation. Our certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director or officer will be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. While our certificate of incorporation provides directors and officers with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate this duty. Accordingly, our certificate of incorporation has no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.
Indemnification of Directors, Officers and Employees
Our certificate of incorporation and our bylaws require us to indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Westrock, or is or was serving at the request of Westrock as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by Westrock, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection with such proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Westrock and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
We are authorized under our bylaws to purchase and maintain insurance to protect Westrock and any current or former director, officer, employee or agent of Westrock or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Westrock would have the power to indemnify such person against such expense, liability or loss under the DGCL.
We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements provide that we will indemnify each indemnitee to the fullest extent permitted by the DGCL from and against all loss and liability suffered and expenses, judgments, fines and amounts paid in settlement incurred in connection with defending, investigating or settling any threatened, pending, or completed action, suit or proceeding related to the indemnitee’s service with the Company. Additionally, we have agreed to advance to the indemnitee expenses incurred in connection therewith.
The limitation of liability and indemnification provisions in these indemnification agreements and our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors and covered officers for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment in our securities may be adversely affected to the extent we pay the costs of settlement and damage awards under these indemnification provisions.
Exclusive Forum
Our certificate of incorporation provides that, unless the Westrock board of directors consents in writing to the selection of an alternative forum, the Delaware Court of Chancery or, if the Delaware Court of Chancery declines to accept jurisdiction, any state or federal court within the District of Delaware, will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim for or based on a breach of a fiduciary duty owed by any of our current or former directors or officers or other employee to us or our stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, any action asserting a claim against us or any of our current or former directors or officers or other employees arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, or any action asserting a claim related to or involving us that is governed by the internal affairs doctrine under Delaware law and any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. Section 27 of the Exchange Act provides that the district courts of the United States shall have exclusive jurisdiction of violations of the Exchange Act or the rules and regulations thereunder, and of all suits in equity and actions at law brought to enforce any liability or duty created by the Exchange Act or the rules and regulations thereunder. As a result, this forum selection provision will not apply to actions arising under the Exchange Act or the rules and regulations thereunder. This forum selection provision will also not apply to any other claim for which the federal courts have exclusive jurisdiction. In addition, Westrock’s certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. There is uncertainty as to whether a court would enforce this provision with respect to claims under the Securities Act, and our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Corporate Opportunity Waiver
Our certificate of incorporation provides that Westrock waives, to the maximum extent permitted by law, the application of the doctrine of corporate opportunity, or any other analogous doctrine, with respect to Westrock, any non-employee directors or stockholders or any of their respective affiliates. Without limiting the foregoing, Westrock will renounce, to the fullest extent permitted by law, any interest or expectancy of Westrock, its stockholders and any of their respective affiliates in, or in being notified of or offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of Westrock who is not an employee of Westrock or any of its subsidiaries or (ii) any such director’s affiliates, partners, or other representatives (each of the foregoing, a “Covered Person”), unless such matter, transaction or interest is expressly offered to such director solely in his or her capacity as a director of Westrock. No Covered Person shall have any duty to communicate or offer an Excluded Opportunity to Westrock or any of its affiliates or stockholders, and no Covered Person shall have any liability to Westrock, any of its affiliates or stockholders for breach of any duty, as a director or otherwise, by reason of the fact that such Covered Person pursues or acquires an Excluded Opportunity, directs an Excluded Opportunity to another person or fails to present an Excluded Opportunity, or information regarding an Excluded Opportunity, to Westrock or any of its affiliates or stockholders.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of Westrock by means of a proxy contest, tender offer, merger or otherwise.
Registration Rights
Certain of our stockholders have demand and piggy-back registration rights under the terms of our registration rights agreement, dated April 4, 2022.
Warrants
Public Warrants
Each whole public warrant entitles the registered holder to purchase one common share at a price of $11.50 per share, subject to adjustment as discussed below, provided that Westrock has an effective registration statement under the Securities Act covering the common shares issuable upon exercise of the public warrants and a current prospectus relating to them is available (or Westrock permits holders to exercise their public warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. The public warrants will expire on August 26, 2027 at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
Westrock is not obligated to deliver any common shares pursuant to the exercise for cash of a public warrant and has no obligation to settle such public warrant exercise unless a registration statement under the Securities Act with respect to the common shares underlying the public warrants is then effective and a prospectus relating thereto is current, subject to Westrock satisfying its obligations described below with respect to registration, or a valid exemption from registration is available. No public warrant is exercisable and Westrock is not obligated to issue a common share upon exercise of a public warrant unless the common shares issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the public warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In no event will Westrock be required to net cash settle any public warrant.
Westrock has filed a registration statement on Form S-3 (File No.: 333-274827) under the Securities Act to register the common shares issuable upon exercise of the public warrants. Westrock is obligated to use its best efforts to maintain the effectiveness of the registration statement for the registration, under the Securities Act, of the common shares issuable upon exercise of the warrants, and of a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. Under the terms of the Warrant Agreement, warrant holders will be permitted during any period when Westrock will have failed to maintain an effective registration statement, to exercise their warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.
In addition, if common shares are, at the time of any exercise of a public warrant, not listed on a national securities exchange such that they do not satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, Westrock may, at its option, require holders of the public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event Westrock elects to do so, Westrock will not be required to file or maintain in effect a registration statement, but Westrock will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering each such public warrant for that number of common shares equal to the quotient obtained by dividing (x) the product of the number of common shares underlying the public warrants, multiplied by the excess of the fair market value of the common shares over the exercise price of the public warrants by (y) the fair market value of the common shares. Under the Warrant Agreement, the fair market value of the common shares means average reported last sale price of the common shares for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants.
Redemption.   Westrock may redeem not less than all of the outstanding public warrants:
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in whole and not in part;

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at a price of $0.01 per warrant;

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upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

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if, and only if, the reported last sale price of the common shares for any 20 trading days within a 30-trading day period ending three business days before Westrock sends the notice of redemption to the warrant holders equals or exceeds $18.00 per share.

If and when the public warrants become redeemable by Westrock, Westrock may exercise its redemption right even if Westrock is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the foregoing conditions are satisfied and Westrock issues a notice of redemption of the public warrants, each warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price of the common shares may fall below the $18.00 redemption trigger price as well as the $11.50 (for whole shares) public warrant exercise price after the redemption notice is issued.
If Westrock calls the public warrants for redemption as described above, Westrock’s management will have the option to require any holder that wishes to exercise its public warrant to do so on a “cashless basis.” If Westrock’s management takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their public warrants for that number of common shares equal to the quotient obtained by dividing (x) the product of the number of common shares underlying the public warrants, multiplied by the excess of the fair market value of the common shares (as defined above) over the exercise price of the public warrants by (y) the fair market value of the common shares.
A holder of a public warrant may notify Westrock in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the common shares outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments.   If the number of outstanding common shares is increased by a stock dividend payable in common shares, or by a split-up of shares of common shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of common shares issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding common shares. A rights offering to holders of common shares entitling holders to purchase common shares at a price less than the fair market value (as defined above) will be deemed a stock dividend of a number of common shares equal to the product of (i) the number of common shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common shares) and (ii) one minus the quotient of (x) the price per common share paid in such rights offering and (y) the fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for common shares, in determining the price payable for common shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “fair market value” means the volume-weighted average price of common shares as reported during the ten (10)-trading-day period ending on the trading day prior to the first date on which the common shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if Westrock, at any time while the public warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of common shares on account of such common shares (or other securities into which the public warrants are convertible), other than (a) as described above or (b) specified ordinary cash dividends, then the public warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each common share in respect of such event.
If the number of outstanding common shares is decreased by a consolidation, combination, reverse stock split or reclassification of common shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of common shares issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding common shares.
Whenever the number of common shares purchasable upon the exercise of the public warrants is adjusted, as described above, the public warrant exercise price will be adjusted by multiplying the public warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of common shares purchasable upon the exercise of the public warrants immediately prior to such adjustment and (y) the denominator of which will be the number of common shares so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding common shares (other than those described above or that solely affects the par value of such common shares), or in the case of any merger or consolidation of Westrock with or into another corporation (other than a consolidation or merger in which Westrock is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding common shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Westrock as an entirety or substantially as an entirety in connection with which Westrock is dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the common shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of common shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised their public warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common shares in such a transaction is payable in the form of common shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the public warrant within thirty days following public disclosure of such transaction, the public warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the public warrant.
The Warrant Agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.
The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Westrock, for the number of public warrants being exercised. The warrant holders do not have the rights or privileges of holders of common shares and any voting rights until they exercise their public warrants and receive common shares.
No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, Westrock will, upon exercise, round down to the nearest whole number, the number of common shares to be issued to the warrant holder.
Private Placement Warrants
The private placement warrants may not be redeemable by Westrock so long as they are held by the Riverview Sponsor or its permitted transferees (except as otherwise set forth in the Warrant Agreement). Riverview Sponsor, or its permitted transferees, have the option to exercise the private placement warrants on a cashless basis. Pursuant to the terms of the Warrant Agreement, any amendment to the terms of the private placement warrants or any provision of the Warrant Agreement with respect to the private placement warrants require the vote or written consent of holders of 50% of the then outstanding private placement warrants. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than Riverview Sponsor or its permitted transferees, the private placement warrants will be redeemable by Westrock in all redemption scenarios and exercisable by the holders on the same basis as the public warrants.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its private placement warrants for that number of common shares equal to the quotient obtained by dividing (x) the product of the number of common shares underlying the private placement warrants, multiplied by the excess of the historical fair market value (defined below) of the common shares over the exercise price of the private placement warrants by (y) the fair market value of the common shares. For these purposes, the “historical fair market value” shall mean the average last reported sale price of the common shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Transfer Agent and Warrant Agent
The transfer agent and registrar for the common shares and Series A preferred stock is Computershare Trust Company, N.A. The warrant agent for our warrants is Computershare Inc. and Computershare Trust Company, N.A.
Listing of Securities
The common shares and public warrants are listed on the Nasdaq under the symbols “WEST” and “WESTW,” respectively. The Series A preferred stock is not currently listed on any stock exchange, automated quotation system or other market and we do not currently intend to list the Series A preferred stock on any stock exchange, automated quotation system or other market.

INVESTOR RIGHTS AGREEMENT
The following description summarizes certain important terms of our investor rights agreement. This description is not complete and is qualified by reference to the full text of our investor rights agreement, which is included as Exhibit 4.5 to the registration statement of which this Prospectus/Offer to Exchange is a part.
The parties to our investor rights agreement are (i) Westrock Group, LLC (together with certain other entities, the “WCC Investors”), (ii) BBH Capital Partners V, L.P., BBH Capital Partners V-A, L.P., and BBH CPV WCC Co-Investment LLC (as referred to before, the “BBH Investors”), (iii) Riverview Sponsor, and (iv) HF Direct Investments Pool, LLC (“HF Investor”).
Pursuant to our investor rights agreement, the Westrock board of directors will consist of ten directors, provided that if the HF Investor exercises its board designation right, Westrock is required to increase the size of the board to eleven directors. The WCC Investors have the right to designate for inclusion in Westrock’s slate of individuals to be nominated for election to the board of directors of Westrock (a) up to two directors (of which, so long as the Westrock board of directors is classified, one director will be for Class I and one director will be for Class III) for so long as the initial WCC Investors collectively beneficially own at least 10% of our outstanding stock and (b) up to one director (which such director will be for Class III so long as the Westrock board of directors is classified), so long as the WCC Investors collectively beneficially own at least 5% of our outstanding stock but less than 10% of our outstanding stock. The BBH Investors have the right to designate for inclusion in Westrock’s slate of individuals to be nominated for election to the board of directors of Westrock (a) up to two directors (of which, so long as the Westrock board of directors is classified, one director will be for Class II and one director will be for Class III) for so long as the BBH Investors collectively beneficially own at least 10% of our outstanding stock and (b) up to one director (which such director will be for Class III so long as the Westrock board of directors is classified), so long as the BBH Investors collectively beneficially own at least 5% of our outstanding stock but less than 10% of our outstanding stock; provided that, such designated directors must satisfy the independence requirements under the Nasdaq listing standards. Riverview Sponsor has the right to designate for inclusion in Westrock’s slate of individuals to be nominated for election to the board of directors of Westrock (a) two directors (of which, so long as the Westrock board of directors is classified, one director will be for Class I and one director will be for Class II) for so long as Riverview Sponsor, any controlled affiliate of R. Brad Martin and certain investors who invested in the Company by purchasing Riverview Acquisition Corp. shares collectively beneficially own at least 10% of our outstanding stock and (b) one director (of which, so long as the Westrock board of directors is classified, will be for Class I), for so long as Riverview Sponsor, any controlled affiliate of R. Brad Martin and such PIPE Investors collectively beneficially own at least 5% of our outstanding stock but less than 10% of our outstanding stock; provided that, such designated directors must satisfy independence requirements under the Nasdaq listing standards. The remaining directors will be designated for inclusion in Westrock’s slate of individuals to be nominated for election to the board of directors of Westrock by the Nominating and Corporate Governance Committee of the Westrock board of directors and must satisfy independence requirements under the Nasdaq listing standards. Additionally, the HF Investor has the right to designate for inclusion in Westrock’s slate of individuals to be nominated for election to the board of directors of Westrock up to one director (which such director will be for Class II so long as the Westrock board of directors is classified), so long as the HF Investor beneficially owns at least 5% of our outstanding stock.
If the BBH Investors have the right to nominate at least one director and none of the directors designated by BBH are R. Patrick Kruczek or Matthew Salsbury (the “Specified BBH Individuals”), Westrock is required to appoint one Specified BBH Individual not then serving as a director on the Westrock board of directors as a non-voting observer of the Westrock board of directors.
As noted before, pursuant to our investor rights agreement, the Westrock board of directors will consist of ten directors, provided that, if the HF Investor exercises its board designation right, Westrock is required to increase the size of the board to eleven directors. Any increase or decrease of the size of the Westrock board of directors above or below this specified number will require the consent of each of the WCC Investors, the BBH Investors, Riverview Sponsor and the HF Investor, so long as such investor has the right to designate at least one director. In the event that a vacancy is created at any time by the death, disqualification, resignation, removal or failure to be elected by Westrock’s stockholders (and no other director has been elected by the stockholders of Westrock to fill such vacancy) of a director designated by the WCC Investors, the BBH Investors, Riverview Sponsor or the HF Investor, the applicable designating party will have the right to designate a replacement to fill such vacancy and the Westrock board of directors will use reasonable best efforts to cause such designee to be promptly appointed to the Westrock board of directors to fill such vacancy, subject to applicable law.
Our investor rights agreement also provides preemptive rights to the BBH Investors. Subject to customary exceptions, for so long as the BBH Investors have the right to designate at least one director, if Westrock proposes to issue any common shares or equity interests of Westrock (including any warrants, options or other rights to acquire, or any securities that are exercisable for, exchangeable for or convertible into, common shares or any class of security of Westrock) (a) in an unregistered offering to third parties or (b) at an offering price or implied offering price (in each case, prior to any underwriters’ discount and any other fees and commissions) for the common shares that is less than $10.00 per share (subject to customary adjustments), the BBH Investors have the right to purchase their pro-rata amount of such equity interests on the same terms and conditions and at the same price as being offered in such offering.
The WCC Investors, the BBH Investors, Riverview Sponsor and the HF Investor are subject to customary standstill restrictions, including that such investors or any controlled affiliate of the controlling persons of such investors cannot, without Westrock’s prior written consent, (a) make any public announcement, proposal or offer with respect to, or otherwise solicit, seek or offer to effect (i) any business combination, merger, tender offer, exchange offer, sale of all or substantially all assets or similar transaction, (ii) any restructuring, recapitalization, liquidation or similar transaction involving Westrock or any of its subsidiaries, or (iii) any acquisition of any of Westrock’s loans, debt securities, equity securities or assets, or rights or options to acquire interests in any of Westrock’s loans, debt securities, equity securities or asset; (b) seek to control or change the management or the board of directors of Westrock; (c) call any special meeting of stockholders of Westrock or engage in any written consent of stockholders regarding the foregoing; (d) publicly disclose any intention, plan or arrangement prohibited by the foregoing or take any action that would or would reasonably be expected to require Westrock to make a public announcement regarding the possibility of a transaction or any of the events described in this paragraph, or (e) contest the validity of the standstill restrictions or make, initiate, take or participate in any demand, action (legal or otherwise) or proposal to amend, waive or terminate any provision of the standstill restrictions. Subject to specified early termination triggers, the standstill restrictions with respect to the WCC Investors, BBH Investors, Riverview Sponsor and the HF Investor automatically terminate on the first day after such investor no longer has the right to designate any directors for nomination pursuant to our investor rights agreement.
Our investor rights agreement also provides that if an Escalation Event is ongoing during the period during which the BBH Investors have the right to designate at least one director pursuant to our investor rights agreement, Westrock may not take specified actions, that would require lender consent under our credit facility, without the consent of the BBH Investors and must provide the BBH Investors with the same information it provides to the lenders under our credit facility and at substantially the same time as it is provided to such lenders.
The BBH Investors and the HF Investor are subject to certain short-sale and hedging restrictions with respect to our securities for so long as they have director designation rights under our investor rights agreement.
Our investor rights agreement also provides that Westrock cannot redeem any Series A preferred stock held by the BBH Investors if the redemption price for such shares is less than $18.50 per share (subject to adjustments), provided that Westrock may redeem such shares in such a case if it pays an incremental price per share on the redemption date to the BBH Investors equal to the difference between $18.50 per share (subject to adjustments) and the redemption price.
Our investor rights agreement also imposes customary confidentiality obligations on the WCC Investors, BBH Investors, Riverview Sponsor and the HF Investor.
Our investor rights agreement is governed under Delaware law.

LEGAL MATTERS
The validity of the securities covered by this Prospectus/Offer to Exchange has been passed upon for us by Wachtell, Lipton, Rosen & Katz. Certain legal matters relating to the securities offered hereby will be passed upon for the dealer manager by Davis Polk & Wardwell LLP.
EXPERTS
The financial statements incorporated in this Prospectus/Offer to Exchange by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy, and information statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is www.westrockcoffee.com. Information contained on our website is not a part of this Prospectus/Offer to Exchange, and the inclusion of our website address in this Prospectus/Offer to Exchange is an inactive textual reference only.
This Prospectus/Offer to Exchange and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement or the exhibits. The full registration statement may be obtained from the SEC or us, as provided below. The documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this Prospectus/Offer to Exchange or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation of Certain Information By Reference
The SEC’s rules allow us to “incorporate by reference” information into this Prospectus/Offer to Exchange, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus/Offer to Exchange, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this Prospectus/Offer to Exchange or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this Prospectus/Offer to Exchange to the extent that a statement contained in this Prospectus/Offer to Exchange or a subsequently filed document incorporated by reference modifies or replaces that statement.
This Prospectus/Offer to Exchange and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024 (including the portions of our Definitive Proxy Statement on Schedule 14, filed with the SEC on April 25, 2024 incorporated by reference therein);

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our Quarterly Report on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 9, 2024 and August 8, 2024, respectively;

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our Current Reports on Form 8-K filed with the SEC on February 15, 2024 (except with respect to those portions which are furnished and not filed), March 18, 2024 and June 7, 2024; and

•
the description of our common shares contained in our registration statement on Form 8-A, filed with the SEC on August 26, 2022, including any amendments thereto or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act in this Prospectus/Offer to Exchange, prior to the termination or completion of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this Prospectus/Offer to Exchange and deemed to be part of this Prospectus/Offer to Exchange from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this Prospectus/Offer to Exchange by writing or telephoning us at the following address:
Westrock Coffee Company
4009 N. Rodney Parham Rd.
4th Floor
Little Rock, Arkansas 72212
Telephone: (501) 918-9358
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this Prospectus/Offer to Exchange or any accompanying prospectus supplement.

Annex A
FORM OF WARRANT AMENDMENT
AMENDMENT NO. 1 TO AMENDED AND RESTATED WARRANT AGREEMENT
This amendment (this “Amendment”) is made as of [   ], 2024, by and between Westrock Coffee Company, a Delaware corporation (the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company (together with Computershare, the “Warrant Agent”), and constitutes an amendment to that certain amended and restated warrant agreement, dated as of August 25, 2022, by and between the Company and the Warrant Agent (the “Existing Warrant Agreement”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Existing Warrant Agreement.
WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend, subject to certain conditions provided therein, the Existing Warrant Agreement with the vote or written consent of the Registered Holders of 50% of the number of the then outstanding Public Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants or any provision of the Existing Warrant Agreement with respect to the Private Placement Warrants, 50% of the number of then outstanding Private Placement Warrants;
WHEREAS, pursuant to Section 9.8 of the Existing Warrant Agreement, the Company has delivered a certificate from an authorized officer of the Company certifying that the proposed amendment is in compliance with the terms of Section 9.8 of the Existing Warrant Agreement;
WHEREAS, the Company desires to amend the Existing Warrant Agreement to provide the Company with the right to require the holders of the [Public Warrants and Private Placement Warrants] to exchange all of such outstanding Warrants for shares of Common Stock, on the terms and subject to the conditions set forth herein; and
WHEREAS, in the exchange offer and consent solicitation undertaken by the Company pursuant to the Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission, the Registered Holders of more than a majority of the then-outstanding Public Warrants and Private Placement Warrants, respectively, consented to and approved this Amendment.
NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Existing Warrant Agreement as set forth herein.
1.
Amendment of Existing Warrant Agreement.   The Existing Warrant Agreement is hereby amended by adding:

(a)   the new Section 6A thereto:1
“6A   Mandatory Exchange of Public Warrants.
6A.1   Company Election to Exchange.   Notwithstanding any other provision in this Agreement to the contrary all (and not less than all) of the outstanding Public Warrants may be exchanged, at the option of the Company, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the Registered Holders of the then-outstanding Public Warrants, as described in Section 6A.2 below, for shares of Common Stock (or any Alternative Issuance pursuant to Section 4.4), at the exchange rate of 0.261 shares of Common Stock (or any Alternative Issuance pursuant to Section 4.4) for each Public Warrant held by the holder thereof (the “Consideration”) (subject to equitable adjustment by the Company in the event of any stock splits, stock dividends, recapitalizations, or similar transaction with respect to the shares of Common Stock). In lieu of issuing fractional shares, any holder of

1
This new Section 6A will be included if the Amendment is approved by the holders of at least 50% of the Public Warrants. Otherwise, Section 6A will state: “Reserved.’’

ANNEX A-1

Public Warrants who would otherwise have been entitled to receive fractional shares as Consideration will, after aggregating all such fractional shares of such holder, be paid in cash (without interest) in an amount equal to such fractional part of a share multiplied by [   ]2.
6A.2   Date Fixed for, and Notice of, Exchange.   In the event that the Company elects to exchange all of the Public Warrants, the Company shall fix a date for the exchange (the “Exchange Date”). Notice of exchange shall be mailed by first class mail, postage prepaid, by the Company not less than 15 days prior to the Exchange Date to the Registered Holders at their last addresses as they shall appear on the registration books (with prompt written notice to the Warrant Agent). Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice. The Company will make a public announcement of its election following the mailing of such notice.
6A.3   Exercise After Notice of Exchange.   The Public Warrants may be exercised, for cash at any time after notice of exchange shall have been given by the Company pursuant to Section 6A.2 hereof and prior to the Exchange Date. On and after the Exchange Date, the Registered Holder of the Public Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Consideration.”
(b)   the new Section 6B thereto:3
“6B   Mandatory Exchange of Private Placement Warrants.
6B.1   Company Election to Exchange.   Notwithstanding any other provision in this Agreement to the contrary (including, for the avoidance of doubt, Section 6.4) all (and not less than all) of the outstanding Private Placement Warrants may be exchanged, at the option of the Company, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the Registered Holders of the then-outstanding Private Placement Warrants, as described in Section 6B.2 below, for the Consideration (subject to equitable adjustment by the Company in the event of any stock splits, stock dividends, recapitalizations, or similar transaction with respect to the shares of Common Stock). In lieu of issuing fractional shares, any holder of Private Placement Warrants who would otherwise have been entitled to receive fractional shares as Consideration will, after aggregating all such fractional shares of such holder, be paid in cash (without interest) in an amount equal to such fractional part of a share multiplied by [   ]4.
6B.2   Date Fixed for, and Notice of, Exchange.   In the event that the Company elects to exchange all of the Private Placement Warrants, the Company shall fix the Exchange Date. Notice of exchange shall be mailed by first class mail, postage prepaid, by the Company not less than 15 days prior to the Exchange Date to the Registered Holders at their last addresses as they shall appear on the registration books (with prompt written notice to the Warrant Agent). Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice. The Company will make a public announcement of its election following the mailing of such notice.
6B.3   Exercise After Notice of Exchange.   The Private Placement Warrants may be exercised, for cash (or on a “cashless basis” in accordance with subsection 3.3.1(c) of this Agreement) at any time after notice of exchange shall have been given by the Company pursuant to Section 6B.2 hereof and prior to the Exchange Date. On and after the Exchange Date, the Registered Holder of the Private Placement Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Consideration.”
(c)   the new Section 6C thereto:

2
This will be the last sale price of the Common Stock on The Nasdaq Global Market on the last trading day of the Offer Period (as defined in the Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission on August 28, 2024).

3
This new Section 6B will be included if the Amendment is approved by the holders of at least 50% of the Public Warrants. Otherwise, Section 6B will state: “Reserved.’’

4
This will be the last sale price of the Common Stock on The Nasdaq Global Market on the last trading day of the Offer Period (as defined in the Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission on August 28, 2024).

ANNEX A-2

“6C   Cash-in-Lieu of Fractional Shares.   The Company shall provide the Warrant Agent an initial funding of one thousand dollars ($1,000) for the purpose of issuing cash in lieu of fractional shares. From time to time thereafter, Computershare may request additional funding to cover fractional payments. Computershare shall have no obligation to make fractional payments unless the Company shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto.”
2.
Miscellaneous Provisions.

2.1   Successors.   All the covenants and provisions of this Amendment by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.
2.2   Applicable Law and Exclusive Forum.   The validity, interpretation, and performance of this Amendment and of the Warrants shall be governed in all respects by the laws of the State of New York. The Company hereby agrees that any action, proceeding, or claim against it arising out of or relating in any way to this Amendment shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act, any other claim for which the federal district courts of the United States of America are the sole and exclusive forum or any complaint asserting a cause of action arising under the Securities Act against the Company or any of its directors, officers, other employees or agents.
2.3   Persons Having Rights under this Amendment.   Nothing in this Amendment shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Amendment or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Amendment shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.
2.4   Counterparts.   This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature. The words “execution,” “signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement, or document related to this Amendment, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif,” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity, and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
2.5   Effect of Headings.   The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.
2.6   Severability.   This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

ANNEX A-3

2.8   Entire Agreement.   Except to the extent specifically modified hereby, all terms of the Existing Warrant Agreement shall remain unchanged and in full force and effect, and, to the extent applicable, such terms (as expressly modified herein) shall apply to this Amendment as if it formed a part of the Existing Warrant Agreement. The Existing Warrant Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises, and commitments, whether written or oral, express, or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises, and commitments are hereby canceled and terminated.
[Signature Pages Follow]

ANNEX A-4

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of the date first above written.
WESTROCK COFFEE COMPANY
By:

Name:
Robert P. McKinney

Title:
Chief Legal Officer

COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE, INC.
as Warrant Agent
On behalf of both entities
By:

Name:
Title:

ANNEX A-5

WESTROCK COFFEE COMPANY
Offer to Exchange Warrants to Acquire Shares of Common Stock
of
Westrock Coffee Company
for
Shares of Common Stock
of
Westrock Coffee Company
and
Consent Solicitation

PROSPECTUS

The Exchange Agent for the Offer and the Consent Solicitation is:
Computershare Trust Company, N.A.
Computershare Inc.
150 Royall Street
Canton, MA 02021
Any questions or requests for assistance may be directed to the dealer manager at the address and telephone number set forth below. Requests for additional copies of this Prospectus/Offer to Exchange and the Letter of Transmittal and Consent may be directed to the information agent. Beneficial owners may also contact their custodian for assistance concerning the Offer and Consent Solicitation.
The Information Agent for the Offer and Consent Solicitation is:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers call: (212) 256-9086
Call Toll Free: (800) 829-6554
Email: WESTW@dfking.com
The Dealer Manager for the Offer and the Consent Solicitation is:
Stifel, Nicolaus & Company, Incorporated
787 7th Ave., 4th Floor
New York, New York 10019

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or certain officers of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except for liability (1) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for a director under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions), (4) for any transaction from which the director derived an improper personal benefit, or (5) for an officer, in any action by or in right of the corporation. Westrock’s certificate of incorporation provides for such limitation of liability.
Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of such person’s service as a director, officer, employee or agent of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.
Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in Westrock’s bylaws, Westrock is required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by Westrock’s board of directors.
Westrock’s certificate of incorporation and bylaws require Westrock to indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of Westrock or is or was serving at the request of Westrock as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by Westrock, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes under ERISA, as amended, or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection with such proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Westrock and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Westrock is authorized under its bylaws to purchase and maintain insurance to protect Westrock and any current or former director, officer, employee or agent of Westrock or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Westrock would have the power to indemnify such person against such expense, liability or loss under the DGCL. Westrock believes that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.
Item 21.   Exhibits and Financial Statement Schedules.
(a)   Exhibits
The following exhibits are included in this registration statement on Form S-4:
Exhibit No.	Description
3.1	Certificate of Incorporation of Westrock Coffee Company (incorporated by reference to Exhibit 3.1 to Westrock Coffee Company’s Quarterly Report on Form 10-Q filed by the Company with the SEC on August 29, 2022).
3.2	Bylaws of Westrock Coffee Company (incorporated by reference to Exhibit 3.2 to Westrock Coffee Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 29, 2022).
4.1	Amended and Restated Warrant Agreement, dated August 25, 2022, by and among Westrock Coffee Company, Computershare Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Westrock Coffee Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 29, 2022).
4.2	Specimen Warrant Certificate of the Company (incorporated by reference to Exhibit 4.6 to Westrock Coffee Company’s Registration Statement on Form S-4, filed with the SEC on August 3, 2022).
4.3	Specimen Common Stock Certificate of Westrock Coffee Company (incorporated by reference to Exhibit 4.5 to Westrock Coffee Company’s Registration Statement on Form S-4, filed with the SEC on August 3, 2022).
4.4	Form of 5% Convertible Senior Note due 2029 (incorporated by reference to Exhibit 4.1 to Westrock Coffee Company’s Current Report on Form 8-K, filed with the SEC on February 15, 2024).
4.5	Amended and Restated Investor Rights Agreement, dated as of June 29, 2023, by and among Westrock Coffee Company, Westrock Group, LLC, BBH Capital Partners V, L.P., BBH Capital Partners V-A, L.P., BBH CPV WCC Co-Investment LLC, Riverview Sponsor Partners, LLC and HF Direct Investments Pool, LLC (incorporated by reference to Exhibit 4.2 to Westrock Coffee Company’s Current Report on Form 8-K, filed with the SEC on June 30, 2023).
4.6*	Form of Amendment No. 1 to the Amended and Restated Warrant Agreement, by and between Westrock Coffee Company and Computershare Inc. and its affiliate, Computershare Trust Company, N.A. (included as Annex A to this registration statement).
5.1**	Opinion of Wachtell, Lipton, Rosen & Katz.
8.1**	Tax Opinion of Wachtell, Lipton, Rosen & Katz.
10.1	Registration Rights Agreement, dated as of April 4, 2022, by and among Westrock Coffee Holdings, LLC and the other parties thereto (incorporated by reference to Exhibit 10.1 to Westrock Coffee Company’s Registration Statement on Form S-4, filed with the SEC on August 3, 2022).
10.2+	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 to Westrock Coffee Company’s Registration Statement on Form S-4, filed with the SEC on August 3, 2022).

Exhibit No.	Description
10.3	Credit Agreement, dated as of August 29, 2022, among Westrock Beverage Solutions, LLC, as the borrower, Westrock Coffee Company, Wells Fargo Bank, N.A., as administrative agent, collateral agent, and swingline lender, Wells Fargo Securities, LLC, as sustainability structuring agent, and each issuing bank and lender party thereto (incorporated by reference to Exhibit 10.3 to Westrock Coffee Company’s Quarterly Report on Form 10-Q, filed on August 29, 2022).
10.4	Incremental Assumption Agreement and Amendment No. 1, dated as of February 14, 2023, among Westrock Beverage Solutions, LLC, as borrower, Westrock Coffee Company, as holdings, the other guarantors party thereto, the Amendment No. 1 delayed draw term loan lenders, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 to Westrock Coffee Company’s Current Report on Form 8-K, filed with the SEC on February 14, 2023).
10.5	Amendment No. 2, dated as of June 30, 2023, among Westrock Beverage Solutions, LLC, as the borrower, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.2 to Westrock Coffee Company’s Current Report on Form 8-K, filed with the SEC on June 30, 2023).
10.6	Amendment No. 3, dated as of February 15, 2024, among Westrock Beverage Solutions, LLC, as the borrower, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 to Westrock Coffee Company’s Current Report on Form 8-K, filed with the SEC on February 14, 2024).
10.7+	Employment Agreement, dated August 26, 2022, by and between Westrock Coffee Company and Scott T. Ford (incorporated by reference to Exhibit 10.4 to Westrock Coffee Company’s Quarterly Report on Form 10-Q, filed on August 29, 2022).
10.8+	Employment Agreement, dated August 26, 2022, by and between Westrock Coffee Company and T. Christopher Pledger (incorporated by reference to Exhibit 10.5 to Westrock Coffee Company’s Quarterly Report on Form 10-Q, filed on August 29, 2022).
10.9+	Employment Agreement, dated August 26, 2022, by and between Westrock Coffee Company and William A. Ford (incorporated by reference to Exhibit 10.6 to Westrock Coffee Company’s Quarterly Report on Form 10-Q, filed on August 29, 2022).
10.10+	Employment Agreement, dated August 26, 2022, by and between Westrock Coffee Company and Robert P. McKinney (incorporated by reference to Exhibit 10.9 to Westrock Coffee Company’s Annual Report on Form 10-K, filed on March 21, 2023).
10.11+	Employment Agreement, dated August 26, 2022, by and between Westrock Coffee Company and John Blake Schuhmacher (incorporated by reference to Exhibit 10.10 to Westrock Coffee Company’s Annual Report on Form 10-K, filed on March 21, 2023).
10.12+	Westrock Coffee Company 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to Westrock Coffee Company’s Quarterly Report on Form 10-Q, filed on August 29, 2022).
10.13+	Form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.8 to Westrock Coffee Company’s Quarterly Report on Form 10-Q, filed on November 14, 2022).
10.14+	Westrock Coffee Company Annual Cash Incentive Plan (incorporated by reference to Exhibit 10.8 to Westrock Coffee Company’s Quarterly Report on Form 10-Q, filed on August 29, 2022)..
10.15+	Amended and Restated Westrock Coffee Company 2020 Stock Option Incentive Plan (incorporated by reference to Exhibit 10.9 to Westrock Coffee Company’s Quarterly Report on Form 10-Q, filed on August 29, 2022).

Exhibit No.	Description
10.16+	Westrock Coffee Holdings, LLC Form of Option Award Agreement (incorporated by reference to Exhibit 10.19 to Westrock Coffee Company’s Registration Statement on Form S-4, filed with the SEC on August 3, 2022).
10.17+	Westrock Coffee Holdings, LLC Form of Restricted Unit Award Agreement (incorporated by reference to Exhibit 10.20 to Westrock Coffee Company’s Registration Statement on Form S-4, filed with the SEC on August 3, 2022).
10.18+	Westrock Coffee Company Deferred Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.19 to Westrock Coffee Company’s Annual Report on Form 10-K, filed on March 15, 2024).
10.19+	Form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.3 to Westrock Coffee Company’s Quarterly Report on Form 10-Q, filed on May 9, 2024).
10.20**	Dealer Manager Agreement, dated as of August 28, 2024, by and among Westrock Coffee Company, Stifel, Nicolaus & Company, Incorporated, as dealer manager.
10.21**	Tender and Support Agreement, dated as of August 28, 2024, by and among Westrock Coffee Company and the warrant holders party thereto.
21.1	List of Subsidiaries of Westrock Coffee Company (incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 15, 2024).
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2**	Consent of Wachtell, Lipton, Rosen & Katz (included as part of Exhibit 5.1 hereto).
23.3**	Consent of Wachtell, Lipton, Rosen & Katz (included as part of Exhibit 8.1 hereto).
24.1**	Power of Attorney (included on signature page to the initial filing of this registration statement).
99.1**	Form of Letter of Transmittal and Consent.
99.2**	Form of Notice of Guaranteed Delivery.
99.3**	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies, and Other Nominees.
99.4**	Form of Letter to Clients of Brokers, Dealers, Commercial Banks, Trust Companies, and Other Nominees.
107**	Filing Fee Table.

*
Filed herewith.

**
Previously filed.

+
Indicates a management contract or compensatory plan.

Item 22.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
to file, during any period during which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the U.S. Securities Act of 1933, as amended (the “Securities Act”);

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)
to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)
that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)
that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)
The undersigned registrant hereby undertakes that:

(1)
prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form; and

(2)
every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on September 6, 2024.
WESTROCK COFFEE COMPANY
By:
/s/ Robert P. McKinney

Name:
Robert P. McKinney

Title:
Chief Legal Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Scott T. Ford Scott T. Ford	Chief Executive Officer and Director (Principal Executive Officer)	September 6, 2024
/s/ T. Christopher Pledger T. Christopher Pledger	Chief Financial Officer (Principal Financial Officer)	September 6, 2024
/s/ Blake Schuhmacher Blake Schuhmacher	Chief Accounting Officer (Principal Accounting Officer)	September 6, 2024
* Joe T. Ford	Chairman of the Board, Director	September 6, 2024
* R. Patrick Kruczek	Director	September 6, 2024
* Hugh McColl, III	Director	September 6, 2024
* R. Brad Martin	Director	September 6, 2024
* Mark Edmunds	Director	September 6, 2024
* Josie C. Natori	Director	September 6, 2024
* Leslie Starr	Director	September 6, 2024
* Oluwatoyin Umesiri	Director	September 6, 2024
* Jeffrey H. Fox	Director	September 6, 2024

By:
/s/ Robert P. McKinney

Robert P. McKinney
Attorney-in-Fact